UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

YRC Worldwide Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10990 Roe Avenue

Overland Park, Kansas 66211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2020

The 2020 Annual Meeting of Stockholders (Annual Meeting) of YRC Worldwide Inc. (we, us, our or the Company) will be held on Tuesday, May 19, 2020 at 10:00 a.m., Central Time, to vote on the following matters:

Proposal 1:	election of five members of our Board of Directors named in the accompanying proxy statement for a one-year term to expire at the 2021 Annual Meeting of Stockholders;

Proposal 2:	ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020;

Proposal 3:	advisory vote to approve the compensation of our named executive officers;

and transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

This year’s meeting will be a completely virtual meeting of Stockholders, conducted via live audio webcast. We believe virtual meeting technology provides expanded Stockholder access and improved communications. You will be able to attend the Annual Meeting online and submit questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/YRCW2020. Please note that there will be no in-person meeting for you to attend.

The accompanying proxy statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting.

Our Board of Directors has fixed the close of business on March 23, 2020 as the record date for determining holders of record (Stockholders) of our common stock, par value $0.01 per share, and Series A Voting Preferred Stock, par value $1.00 per share, entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide proxy materials to Stockholders for the Annual Meeting this year using the full set delivery option.  As permitted by Securities and Exchange Commission rules, we are also providing access to the proxy materials on the Internet.

Our Stockholders are cordially invited to attend the Annual Meeting online. Whether or not you plan to attend the Annual Meeting virtually, our Board of Directors asks that you vote as soon as possible. You may vote by proxy on the Internet, at the virtual Annual Meeting, via toll-free telephone number or, if you received a proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Your vote is important and all Stockholders are encouraged to attend the Annual Meeting virtually and vote online or by proxy.

Thank you for your support and continued interest in our Company.

By Order of the Board of Directors:

Darren D. Hawkins
Chief Executive Officer

Overland Park, Kansas

April 1, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 19, 2020

The Company’s proxy statement for the Annual Meeting and its annual report to Stockholders for the fiscal year ended December 31, 2019 are available at www.proxyvote.com.

YRC WORLDWIDE INC.

2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

10990 Roe Avenue

Overland Park, Kansas 66211

PROXY STATEMENT

FOR

2020 ANNUAL MEETING OF STOCKHOLDERS

General Information

We are furnishing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors (Board) for use at our 2020 Annual Meeting of Stockholders (Annual Meeting), to be held online via live audio webcast at 10:00 a.m., Central Time, on Tuesday, May 19, 2020, and at any reconvened meeting following any adjournment or postponement of the Annual Meeting. Because the Annual Meeting will be virtual and conducted over the Internet, you will not be able to attend the Annual Meeting in person.

Our telephone number is 913.696.6100, and our mailing address is 10990 Roe Avenue, Overland Park, Kansas 66211. Our website address is www.yrcw.com. Information on our website is not a part of this proxy statement. When used in this proxy statement, the terms we, us, our and the Company refer to YRC Worldwide Inc. and, unless the context requires otherwise, its subsidiaries.

On or about April 1, 2020, we began mailing the Notice of Annual Meeting of Stockholders, the Company’s proxy statement for the Annual Meeting and a proxy card, accompanied by the Company’s annual report to Stockholders (Annual Report) for the fiscal year ended December 31, 2019, to the record holders of our common stock, par value $0.01 per share (Common Stock), and Series A Voting Preferred Stock, par value $1.00 per share (Series A Preferred Stock), as of March 23, 2020 (Record Date). The Company’s proxy statement for the Annual Meeting and the Annual Report, which includes the Company’s fiscal 2019 audited consolidated financial statements, are also available at www.proxyvote.com. The Annual Report does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

Throughout this proxy statement, holders of our Common Stock and the Series A Preferred Stock are referred to collectively as Stockholders. The Common Stock and Series A Preferred Stock are referred to collectively as Securities.

Questions and Answers

Why did I receive these materials?

Our Board has made these materials available to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting. As a Stockholder, you are invited to attend the Annual Meeting virtually and to vote online or by proxy on the proposals described in this proxy statement.

Why is the Annual Meeting virtual only?

We are embracing the latest technology to provide expanded access, improved communication and cost savings for our Stockholders and us. We believe that hosting a virtual meeting will enable increased Stockholder attendance since Stockholders can participate from any location around the world, while saving the Company and investors time and money. A virtual meeting is also environmentally friendly and sustainable over the long term. Stockholders can submit questions ahead of the meeting through an online portal and during the meeting while attending the Annual Meeting online.

What is included in the proxy materials?

The proxy materials include:

•	this proxy statement (including a Notice of Annual Meeting of Stockholders);
•	the proxy card or voting instruction form; and
•	our Annual Report.

What am I voting on?

Our Board is soliciting your vote for:

•	Proposal 1: election of five members of our Board for a one-year term to expire at the 2021 Annual Meeting of Stockholders (2021 Annual Meeting);
•	Proposal 2: ratification of the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for fiscal year 2020; and
•	Proposal 3: advisory vote to approve the compensation of our named executive officers.

What are the Board’s recommendations?

Our Board recommends you vote:

•	FOR the election of the five directors for a one-year term to expire at the 2021 Annual Meeting (Proposal 1);
•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2020 (Proposal 2); and
•	FOR the advisory vote to approve the compensation of our named executive officers (Proposal 3).

Who is entitled to vote at the Annual Meeting?

Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any reconvened meeting following any adjournment or postponement of the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be held virtually this year. You will not be able to attend the Annual Meeting in person. You are entitled to attend the Annual Meeting virtually only if you are a Stockholder as of the Record Date or if you are the legal proxy holder or qualified representative of a Stockholder.

The audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Central Time, on Tuesday, May 19, 2020. To attend the Annual Meeting virtually, log in at www.virtualshareholdermeeting.com/YRCW2020. You will need your unique control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Only one person will be able to log in with that unique control number at any time. Online access to the audio webcast will open approximately fifteen minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the webcast prior to the start time.

If you have any technical difficulties or any questions regarding the virtual meeting website, we will have technicians ready to assist you. Please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

May I ask questions at the Annual Meeting?

By attending the Annual Meeting virtually, you will be able to submit questions online prior to the Annual Meeting and during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/YRCW2020. We will answer questions submitted prior to the Annual Meeting during the Annual Meeting. We may combine similar questions and answer those together for efficiency. We will attempt to answer questions submitted during the meeting at the Annual Meeting, time permitting. We will post answers to any questions submitted during the Annual Meeting that we were not able to answer to our Investors website within one week after the Annual Meeting. We expect that all of our directors and executive officers as well as representatives of KPMG will be present at the Annual Meeting.

How many votes do I have?

On the Record Date, there were 37,580,669 shares of Common Stock and one share of Series A Preferred Stock (in each case, exclusive of treasury shares) outstanding. Each Stockholder is entitled to one vote for each outstanding share of Common Stock or Series A Preferred Stock held as of the Record Date.

We refer to the total number of votes represented by our outstanding Securities as our total voting power. As of the Record Date, our Stockholders held 100% of the total voting power entitled to vote at the Annual Meeting.

What is the difference between holding Securities as a holder of record and as a beneficial owner?

Stockholders of Record. If your Common Stock or Series A Preferred Stock is registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the Stockholder of record of those shares, and we sent the proxy materials directly to you.

Beneficial Owners of Common Stock. If your Common Stock is held in an account at a broker, bank or other nominee, then you are the beneficial owner of the Common Stock, and the proxy materials were sent either directly to you or was forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee holding your account is considered the Stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the Common Stock held in your account.

What is the quorum required for the Annual Meeting?

A majority of our voting power outstanding on the Record Date must be present in person (by means of remote communication) or represented by proxy at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Your Securities will be counted for purposes of determining the presence of a quorum (whether representing votes for, against, withheld or abstained, or broker non-votes) if you:

•	log on to our virtual meeting of Stockholders with your unique control number; or
•	have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the Annual Meeting, the holders of a majority of the Securities (but in any event not less than one-third of such Securities) who are present in person (by means of remote communication) or represented by proxy, or the chair of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

If I am a Stockholder of record, how do I vote?

There are four ways to vote:

•	Voting at the Virtual Annual Meeting. To vote at the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/YRCW2020. You will need your unique control number included on your proxy card or on the instructions that accompanied your proxy materials. Only one person will be able to log in with that unique control number at any time.
•	On the Internet. You may vote by proxy on the Internet by following the instructions on the proxy card.
•	By telephone. You may vote by proxy via telephone by calling the toll-free number on the proxy card.
•	By mail. You may vote by proxy by marking, signing and dating the proxy card and returning it in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed proxy card, your vote or proxy card must be received by 10:59 p.m., Central Time, on May 18, 2020 to be counted.

If I am a beneficial owner of Common Stock held in street name, how do I vote?

There are four ways to vote:

•

Voting at the Virtual Annual Meeting. If you are a beneficial owner of Common Stock held in street name and you wish to vote at the virtual Annual Meeting, please contact your broker, bank or other nominee for instructions on how to vote at the virtual Annual Meeting.

•	On the Internet. You may give your voting instructions to your nominee on the Internet by following the instructions on the voting instruction form.
•	By telephone. You may give your voting instructions to your nominee by calling the toll-free number on the voting instruction form.
•	By mail. You may vote by proxy by completing the voting instruction form and mailing it back in the envelope provided.

If you are voting on the Internet, by telephone or by returning an executed voting instruction form, your vote or voting instruction form must be received by 10:59 p.m., Central Time, on May 18, 2020 to be counted.

How do I vote if I own shares of Common Stock through the Teamster-National 401(k) Savings Plan for the benefit of International Brotherhood of Teamsters employees?

If you participate in the Teamster-National 401(k) Savings Plan for the benefit of our International Brotherhood of Teamsters (IBT) employees, you do not actually own shares of Common Stock. The 401(k) plan trustee owns the shares on your behalf. Under the Teamster-National 401(k) Savings Plan, however, you have pass-through voting rights based on the number of shares of Common Stock allocated to your account. You may exercise your pass-through voting rights on the Internet at www.proxyvote.com, or by calling 1.800.690.6903 and following the instructions provided. You may also vote by marking, signing and dating the enclosed card and returning it as soon as possible in the enclosed envelope. Please note that because you do not own our Common Stock, you are not entitled to attend our Annual Meeting online and vote virtually at the Annual Meeting. If you fail to give timely voting instructions to the 401(k) plan trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions are received. Your vote must be received by 10:59 p.m., Central Time, on May 12, 2020 to be counted.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a Stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your Securities in the manner recommended by our Board on all matters presented in this proxy statement and as the proxy holders determine in their discretion on any other matters properly presented at the Annual Meeting.

Beneficial Owners of Common Stock. If you are a beneficial owner of Common Stock and do not provide the nominee that holds your Common Stock with specific voting instructions, the nominee may generally vote on routine matters but cannot vote on non-routine matters. If your nominee does not receive instructions from you on how to vote your Securities on a non-routine matter, it will not have authority to vote your Common Stock on that matter. This result is generally referred to as a broker non-vote. When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining the existence of a quorum, but will not be treated as votes cast for or against the matter. We encourage you to provide voting instructions to the nominee that holds your Securities by carefully following the instructions provided in the voting instruction form.

Which proposals are considered routine or non-routine?

Proposal 2 (ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2020) is a proposal we believe is routine.

Proposal 1 (election of directors) and Proposal 3 (advisory vote to approve the compensation of our named executive officers) are proposals we believe are non-routine.

How are abstentions and broker non-votes treated?

For the purpose of determining whether our Stockholders have approved a proposal, abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and will therefore have no effect on the outcome of that proposal.

What vote is required to approve each proposal?

The following table describes the voting requirement for each proposal:

Proposal 1	Election of five directors for a one-year term to expire at the 2021 Annual Meeting of Stockholders

Each director must be elected by a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the election of the director must exceed the number of votes cast AGAINST the election of the director.

Proposal 2	Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2020

This proposal must be approved by a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Proposal 3	Advisory vote to approve the compensation of our named executive officers

This proposal must be approved by a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class. This means the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

What is the effect of an advisory vote?

As an advisory vote, Proposal 3 is not binding on our Board or Compensation Committee and the final decision on the matter covered by such proposal remains with them. However, we value the opinion of our Stockholders on the important issues covered by such proposals. Approximately 96% of the total votes cast on the proposal for the advisory vote to approve the compensation of our named executive officers at our 2019 Annual Meeting of Stockholders were voted for such proposal. Our Compensation Committee appreciated this level of support for its compensation philosophy and will consider the results of the advisory vote on named executive officer compensation (Proposal 3) when making future executive compensation decisions.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before your vote is due, which deadline includes the final vote at the virtual Annual Meeting if you have the right to vote at the virtual Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the applicable deadline will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by voting at the virtual Annual Meeting. Mere attendance at the virtual Annual Meeting will not automatically revoke your proxy unless you vote at the virtual Annual Meeting or if you specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

We will handle proxy instructions, ballots and voting tabulations that identify individual Stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within or outside our Company, except:

•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation and certification of votes; and
•	to facilitate a successful proxy solicitation.

Occasionally, Stockholders provide written comments on their proxy cards. These may be forwarded to management and/or our Board.

How will my proxy be voted?

Securities represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. Darren D. Hawkins and Jamie G. Pierson are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your Securities at the Annual Meeting. All Securities represented by a properly executed proxy on which no choice is specified will be voted:

•	FOR the election of the five directors named in this proxy statement for a one-year term to expire at the 2021 Annual Meeting of Stockholders;
•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2020;
•	FOR the advisory vote to approve the compensation of our named executive officers; and
•	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results may be announced at the Annual Meeting and will be promptly announced after the Annual Meeting. The final voting results will be tallied by the Inspector of Election for the Annual Meeting and announced in a Current Report on Form 8-K filed with the SEC within four business days after the final voting results are known.

Who is paying the cost of this proxy solicitation?

We are paying the cost of soliciting proxies. We have retained Morrow Sodali LLC to assist in soliciting proxies for a fee of $8,000, with an additional nominal cost to solicit certain holders, plus reasonable out-of-pocket expenses. We must pay brokerage firms and other persons representing beneficial owners of Common Stock their reasonable out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners who specifically request them and in obtaining voting instructions from those beneficial owners.

In addition to soliciting proxies by mail, members of our Board and our officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from Stockholders who are our employees or who have previously requested electronic receipt of proxy materials.

Who can help answer my questions?

If you have questions concerning a proposal or the Annual Meeting, or if you would like additional copies of this proxy statement, please contact our Secretary at 913.696.6100 or by mail at 10990 Roe Avenue, Overland Park, Kansas, 66211. In addition, information regarding the Annual Meeting is available via the Internet at the website, www.proxyvote.com.

Stockholder Proposals and Director Nominations for 2020 Annual Meeting

Stockholder Proposals

For inclusion in the proxy materials to be distributed for the 2021 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), a stockholder proposal must be submitted in writing and received by our Secretary on or before December 7, 2020.

The Company’s Amended and Restated Bylaws (as amended) (Bylaws) further provide that a stockholder proposal of other business that is not submitted for inclusion in the Company’s proxy materials, but that a Stockholder instead wishes to present directly at the 2021 Annual Meeting, must be submitted by notice in writing and received by the Company’s Secretary not fewer than 60 days nor more than 90 days prior to the date of the 2021 Annual Meeting, as provided in our Bylaws. If, however, we give fewer than 70 days’ notice or prior public disclosure of the date of the 2021 Annual Meeting, then, to be timely, we must receive notice of the stockholder proposal by the 10th day following the day we provide notice of, or publicly disclose, the date of the 2021 Annual Meeting.

Director Nominations

The Company’s Bylaws provide that Stockholders who wish to nominate qualified candidates for election to our Board must be submitted by notice in writing and received by the Company’s Secretary not fewer than 14 days nor more than 50 days prior to the date of the 2021 Annual Meeting, as provided in our Bylaws. If, however, we give fewer than 21 days’ notice or prior public disclosure of the date of the 2021 Annual Meeting, then, to be timely, we must receive notice of the stockholder proposal by the seventh day following the day we provide notice of, or publicly disclose, the date of the 2021 Annual Meeting. Each such notice must provide the following information about each nominee:

•	name, age, business address and, if known, residence address;
•	principal occupation or employment; and
•	number of shares of our stock of the Company that are owned, directly or indirectly, beneficially and of record.

Our Governance Committee uses the criteria described in Structure and Functioning of the Board—Board Committees—Governance Committee in this proxy statement when considering nominees for director, including nominees submitted by Stockholders.

As a condition for any nomination, we reserve the right to require any Stockholder nominee to complete and sign a questionnaire to provide, among other things, information about an individual’s background and experience, securities ownership, independence, insider transactions and compensation.

Additional Information for Stockholder Proposals and Director Nominations

Any proposals or nominations described above must be delivered to the Company’s Secretary at: YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211, Attention: Secretary. Please refer to the advance notice provisions of the Company’s Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals.

The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Company’s Bylaws and SEC requirements for submitting a proposal or nomination. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

Communications With Our Board

We encourage any Stockholder who desires to communicate with our Board about the holder’s views and concerns to do so by writing our Secretary at YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211. In general, any Stockholder communication about bona fide issues concerning the Company delivered to the Secretary for forwarding to the Board or specified member or members will be forwarded in accordance with the Stockholder’s instructions.

Householding of Proxy Materials

Some brokers, banks and other nominee record holders may participate in the practice of householding stockholder materials, such as proxy statements, information statements and annual reports. This means only one copy of the proxy materials for the Annual Meeting may have been sent to multiple Stockholders in your household. To obtain separate copies of the proxy materials for the Annual Meeting, contact our Secretary at 913.696.6100 or by mail at 10990 Roe Avenue, Overland Park, Kansas, 66211, and we will promptly deliver separate copies of these proxy materials to you. If you wish to receive separate copies of proxy materials in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee record holder, or, if you are a record holder of our Securities, you may contact Broadridge Financial Solutions Inc. (Broadridge) either by calling toll-free at 1.800.542.1061, or by writing Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Security Ownership of Management and Directors

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 23, 2020 by (i) each of our named executive officers (as defined by Item 402(a)(3) of Regulation S-K) (NEOs), (ii) each of our directors and (iii) all of our executive officers and directors as a group. None of our NEOs, executive officers or directors beneficially own any Series A Preferred Stock. Beneficial ownership is determined in accordance with the rules of the SEC.

All of our NEOs, executive officers and directors have sole voting and dispositive power with respect to the shares of Common Stock reported below. None of the shares reported below are pledged as security or have been placed in a margin account by any executive officer or director.

The address of each beneficial owner listed in the table below is YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211.

Name	Shares of Common Stock Owned as of March 23, 2020	Shares of Common Stock Holder has a Right to Acquire by May 22, 2020(1)	Total Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(2)
Darren D. Hawkins	620,124(3)	—	620,124(3)	1.7%
Jamie G. Pierson	496,339(3)	—	496,339(3)	1.3%
Stephanie D. Fisher	61,910(4)	—	61,910(4)	*
Jason T. Ringgenberg	170,724(3)	—	170,724(3)	*
Thomas J. O’Connor	238,352(3)	—	238,352(3)	*
Scott D. Ware	208,494(3)	—	208,494(3)	*
Douglas A. Carty	—	132,650	132,650	*
William R. Davidson	—	91,186	91,186	*
Matthew A. Doheny	—	132,650	132,650	*
James E. Hoffman	—	132,650	132,650	*
Patricia M. Nazemetz	—	94,102	94,102	*
All directors and executive officers as a group (11 persons)	1,864,033(3)	583,238	2,447,271(3)	6.4%

*	Indicates less than 1% ownership.
(1)

Reflects shares of Common Stock that were issuable upon the vesting of certain restricted stock units (RSUs), the receipt of which has been deferred pursuant to our Director Compensation Plan (as defined below) for three years from the grant date (or sooner if the director ceases to be a member of our Board) and certain RSUs for which the receipt of Common Stock has been deferred pursuant to our Director Compensation Plan or a prior director compensation plan until the individual ceases to be a member of our Board.

(2)

Based on 37,580,669 shares of our Common Stock issued and outstanding as of March 23, 2020. Pursuant to Exchange Act Rule 13d-3(d)(1), shares of Common Stock of which a person has the right to acquire beneficial ownership at any time by May 22, 2020 are deemed outstanding and beneficially owned by the person for the purpose of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(3)	Includes unvested shares of restricted Common Stock as of March 23, 2020. The holders have the sole right to vote such shares of restricted Common Stock.
(4)

Ms. Fisher’s employment as Chief Financial Officer (CFO) with the Company was terminated without cause, effective December 10, 2019. Stockholdings shown are as of December 10, 2019 and may not represent Ms. Fisher’s current stockholdings.

Security Ownership of Certain Beneficial Owners

As of March 23, 2020, except as otherwise noted, the persons who, based upon their most recent filings with the SEC, beneficially owned more than five percent of our Securities were:

Name & Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)	Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned(2)
Front Street Capital Management, Inc. 218 E Front Street, Ste 205 Missoula, MT 59802(3)	3,760,085	10.0%	—	—
Russell Investments Group, Ltd. 1301 Second Ave., Suite 1800 Seattle, WA 98101(4)	3,628,071	9.7%	—	—
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(5)	2,539,058	6.8%	—	—
International Brotherhood of Teamsters 25 Louisiana Avenue, N.W. Washington, D.C. 20001	—	—	1	100%

(1)	Based on 37,580,669 shares of our Common Stock issued and outstanding as of March 23, 2020.
(2)	The Series A Preferred Stock votes with the Common Stock as a single class.
(3)

The securities reported in this table are based on a Schedule 13G filed on February 19, 2020 by Front Street Capital Management, Inc. (Front Street), on behalf of itself and Clark Fork Trust, Tarkio Fund (Tarkio Fund), as well as other managed accounts. To the best of Front Street’s knowledge, none of the managed accounts, including Tarkio Fund, owns more than 5% of the class. Front Street reported that it has the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, 2,405,205 shares of our Common Stock and that Tarkio Fund has the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, 1,354,880 shares of our Common Stock.

(4)

The securities reported in this table are based on a Schedule 13G/A filed on November 6, 2019 by Russell Investments Group, Ltd. (Russell Investments). Russell Investments reported the sole power to vote or to direct the vote of 3,628,071 shares of our Common Stock, the sole power to dispose or to direct the disposition of 3,628,071 of our Common Stock and an aggregate amount of 3,628,071 shares of our Common Stock beneficially owned by the reporting person.

(5)

The securities reported in this table are based on a Schedule 13G/A filed on February 6, 2020 by BlackRock, Inc. (BlackRock), on behalf of itself, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC, none of which owns more than 5% of the class. BlackRock reported the sole power to vote or to direct the vote of 2,449,592 shares of our Common Stock and the sole power to dispose or to direct the disposition of 2,539,058 shares of our Common Stock.

Proposal 1:  Election of Directors

The size of the Board is currently seven directors.

Directors to be Elected by our Stockholders

At the Annual Meeting, our Stockholders will elect five directors to hold office until the 2021 Annual Meeting and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal. Each director has served continuously since the date of his or her appointment. All nominees have consented to being named in this proxy statement and to serve if elected.

If any nominee should be unable or unwilling to stand for election as a director, it is intended that the Securities represented by proxies will be voted for the election of a substitute nominated by the Board.

Matthew A. Doheny Director since July 22, 2011; Board Chairman since December 9, 2019	49

North Country Capital LLC (private investment firm): Founder and President (since 2011); HSBC Securities (USA), Inc.: Managing Director, Co-head of Special Situations Trading (2016 – 2017); Fintech Advisory Inc. (hedge fund focused on undervalued securities and turnarounds in the United States): Portfolio Manager (2008 – 2010); U.S. House of Representatives Candidate (2010 and 2012); Deutsche Bank Securities Inc. (investment bank): Managing Director, Distressed Assets Group (2000 – 2008); Kelley Drye & Warren LLP and Orrick, Herrington & Sutcliffe LLP: Bankruptcy Attorney (1995 – 2000); Current Director: Arcapita Inc. (private equity firm) (previously R.A. Holdings Corp.), Residential Capital, LLC (real estate finance company) and Elk Petroleum, Inc. (oil and gas company); Former Director: BridgeStreet Worldwide, Inc. (corporate housing provider), Eastman Kodak Inc. (printing technology) and Affinity Gaming (casino operator).

Mr. Doheny’s financial expertise and experience as an investor in financial and operational turnarounds are a source of valuable insight to our Board on our financial structure and turnaround strategy.

Darren D. Hawkins Director since April 30, 2018	51

Chief Executive Officer (CEO) of the Company (since April 30, 2018), President and Chief Operating Officer of the Company (January 2018 – April 2018); President (February 2014 – December 2017), Senior Vice President, Sales and Marketing (January 2013 – February 2014) of YRC Freight; Director of Operations (December 2011 – January 2013) and Director of Sales (January 2009 – December 2011) for Con-Way Freight, a subsidiary of Con-Way, Inc.; various positions of increasing responsibility with Yellow Transportation, Inc. (1991 – 2009); Member of the American Transportation Research Institute Board (2018).

Mr. Hawkins has nearly 30 years of experience in the trucking industry. Our Board relies on his knowledge and perspectives about our industry, operations, business and competitive environment, employee and union matters, strategies, challenges and opportunities.

James E. Hoffman Director since July 22, 2011; Prior Board Chairman	67

Retired (since 2015); 2001 Development Corporation (commercial office property development and redevelopment services): Executive Manager (2008 – 2015); Alliant Energy Business Development: Executive Vice President; Alliant Energy Resources, a subsidiary of Alliant Energy Corporation (electric and natural gas services): President (1998 – 2005); IES Industries Inc. (predecessor to Alliant Energy Corporation): Executive Vice President (1996 – 1998); IES Utilities Inc.: Executive Vice President (1995 – 1996); MCI Communications: Chief Information Officer (1993 – 1995) and Senior Vice President (1990 – 1993); Telecom USA (telecommunications): Executive Vice President (1988 – 1990). Mr. Hoffman is also a past chairman of the board of the Iowa Health System, the largest health care provider in the state of Iowa.

Mr. Hoffman’s executive leadership and restructuring and other board experience inform his counsel to the Board on the financial and operational issues we face.

Patricia M. Nazemetz Director since March 23, 2015	70

NAZ DEC LLC (executive consulting firm): Principal and Founder (since 2011); Xerox Corporation (document technology, services, software and supplies): Corporate Vice President and Chief Human Resources and Ethics Officer (2007 – 2011), Chief Human Resources Officer (1999 – 2007), other key roles in the human resources department (1979 – 1999); Current Director: Sterling Bancorp (bank holding company for Sterling National

Bank); Former Director: Astoria Financial Corporation (holding company for Astoria Bank), WMS Industries, Inc. (casino gaming machines manufacturer), Energy East Corporation (electricity and natural gas distributor).

Ms. Nazemetz’s notable career in all areas of human resources management, including succession planning, executive compensation, employee benefits and other areas, bring valuable skills and insight to the Board. Further, Ms. Nazemetz has extensive experience with public company boards as well as serving on numerous non-profit boards throughout her career.

Jamie G. Pierson Director since December 17, 2019	50

CFO of the Company (since December 2019); Chief Financial Officer of Horizon Global Corporation (designer, manufacturer and distributor of towing, trailering, cargo management and related accessory products) (June 2019 – December 2019); Chief Financial Officer of PrimeSource Building Products, Inc. (distributor of  building products) (2017 – 2019); Executive Vice President and Chief Financial Officer of the Company (2011 – 2016).

Mr. Pierson’s background in financial leadership, particularly in turnaround strategy, allows him to provide key insight as a member of the Board.

The Board Recommends You Vote For All Director Nominees

Required Vote

Our Bylaws provide that for a director nominee to be elected, he or she must receive the approval of a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR his or her election must exceed the number of votes cast AGAINST his or her election.

Votes to withhold and broker non-votes will not be treated as votes cast for or against Proposal 1, and will therefore have no effect on the outcome of Proposal 1.

Structure and Functioning of the Board

Corporate Governance Philosophy

Our corporate governance philosophy is expressed in our Guidelines on Corporate Governance; the charters of our Audit & Ethics, Compensation and Governance Committees; our Code of Business Conduct that applies to all officers, directors, employees and contractors; and our Related Party Transaction Policy, Securities Trading and Disclosure Policy, and Anti-Bribery and Corruption Policy, among others. These governance documents are updated at least annually to reflect regulatory developments and corporate governance trends, and provide additional guidance to our Board and its committees. Our Audit & Ethics, Compensation, and Governance Committee charters, Guidelines on Corporate Governance and Code of Business Conduct are available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com.

We are committed to effective corporate governance, compliance with applicable laws and regulations, and the highest standards of ethical conduct and good corporate citizenship.

Directors Selected by the Holder of our Series A Preferred Stock

Pursuant to the Series A Preferred Stock certificate of designations, the IBT, as the holder of our Series A Preferred Stock, has the right to select two directors (Series A Directors) and to fill any vacancy left by the death, disability, incapacity, retirement, resignation, disqualification or removal of a Series A Director. The holder of the Series A Preferred Stock has the sole right to remove and replace Series A Directors. Each Series A Director was selected by the holder of our Series A Preferred Stock and has served continuously as a director since the date of his selection. HOLDERS OF COMMON STOCK DO NOT VOTE ON THE SELECTION OF SERIES A DIRECTORS.

Douglas A. Carty Director since July 22, 2011	63

Switzer-Carty Transportation Inc. (transportation): Chairman (since 2011); First Group America (transportation): Commercial Director, North America (2007 – 2008); Laidlaw Education Services (school bus transportation): President and Chief Executive Officer (2006 – 2007), Executive Vice President and Chief Financial Officer, Laidlaw International Ltd. (2003 – 2006); Atlas Worldwide Holdings, Inc. (global air freight): Senior Vice President and Chief Financial Officer (2001 – 2003); Canadian Airlines Corp. (commercial airline): Senior Vice President and Chief Financial Officer (1996 – 2000); Current Director: Wajax Industries Ltd. (“Wajax”) (sales, parts and service of mobile equipment, industrial components and power systems), and Points International Ltd. (internet-based loyalty reward program management platform).

Mr. Carty has senior executive experience in the transportation industry, experience with financial restructurings, and experience on other corporate boards. This expertise informs his advice to our Board on the financial and operational issues we face.

William R. Davidson Director since July 8, 2014	72

Trucking Management, Inc. (multi-employer bargaining arm of the unionized general freight trucking industry): Senior Director (since 2013); Virginia Health & Welfare and Pension Funds: Employer Chairman (since 2005); Western States Health & Welfare Trust Funds: Trustee (since 2002); Retired, though acting consultant in the trucking industry (2009 – 2013); Roadway Express, Inc. (motor freight carrier company): Corporate Vice President (2003 – 2009), Area Vice President of Labor Relations, Southern Division (1994 – 2003), Western Division (1985 – 1994).

Mr. Davidson draws on his experience and knowledge of the trucking business with over 40 years in the industry. These inform his expertise in operational, union and labor relations matters.

The term of office of each Series A Director ends on the earlier of (i) the date on which no shares of Series A Preferred Stock are outstanding or the Series A Preferred Stock is subject to redemption pursuant to the certificate of designations; (ii) the death, disability, incapacity, retirement, resignation, disqualification or removal of a Series A Director by the holder of the Series A Preferred Stock; or (iii) the selection and qualification of a successor Series A Director.

Corporate Governance Structure and Function

Our Amended and Restated Certificate of Incorporation provides that our Board will consist initially of nine persons, with the precise number of directors, other than those who may be elected by the holders of one or more series of Preferred Stock voting separately by class or series (including the Series A Preferred Stock), fixed from time to time exclusively pursuant to a resolution adopted by the majority of the whole Board. Our Board currently consists of seven persons. Five of our directors are elected annually at each Annual Meeting by our Stockholders voting together as a single class. Two Series A Directors are selected by the IBT, as the holder of our Series A Preferred Stock. So long as the Series A Preferred Stock remains outstanding, the IBT will also be able to appoint one of its selected directors to each of the Audit & Ethics, Compensation and Governance Committees of the Board, provided that such director satisfies certain independence requirements set forth in our Bylaws.

We have a flexible governance structure in which our Board, assisted by its committees, directs our Company’s affairs.

Directors are encouraged to have direct dialogue with our management and internal auditors and may request attendance by management and internal and external auditors at Board and committee meetings.

We provide directors with tablet computers and an electronic portal through which they may review our corporate governance documents, compensation plans, Company policies, Board and committee minutes, continuing education materials, and reports and presentations prepared by management, internal and external auditors and other advisors in advance of each meeting. Directors are encouraged to review these materials prior to the meeting. We also use the portal to communicate with directors and solicit their opinions.

Our Legal Department makes continuing education opportunities available for directors to assist them in maintaining currency with legal and governance developments and trends.

The principal responsibility of our directors is to execute their fiduciary duties to promote the interests of our Stockholders and the long-term value of our Company. Directors may also consider the interests of other stakeholders, including lenders, customers, suppliers, employees, unions and the communities in which we operate.

Directors generally may rely without independent verification on recommendations, advice and information provided by management and outside experts on matters within their areas of expertise and competence, but are encouraged to independently challenge their assumptions and recommendations where appropriate.

Primary Responsibilities of the Board

As described in our Guidelines on Corporate Governance, our Board’s primary functions are:

•	overseeing the formation of and reviewing major strategies, plans and actions;
•	reviewing and evaluating our performance against broad financial and strategic objectives;
•	providing direction, advice and counsel to senior management;
•	selecting, compensating and evaluating our CEO and other executive officers;
•	reviewing succession planning for our CEO and other executive officers;
•	selecting appropriate candidates for election as directors;
•	reviewing our systems and practices designed to bring about compliance with applicable laws and regulations, including our accounting and financial reporting obligations; and
•	reviewing the major risks we face and helping us to develop and oversee strategies to address those risks.

Director Independence

Our Guidelines on Corporate Governance and NASDAQ Listing Rules require that a majority of our Board be independent. Our Board has affirmatively determined that each director (other than Messrs. Hawkins and Pierson) does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is therefore independent in accordance with NASDAQ Listing Rule 5605 and the Director Independence Standards (Director Independence Standards) included in our Guidelines on Corporate Governance.

In making its determination, our Board evaluated the following relationships and affirmatively determined they did not materially affect the respective director’s objectivity or independence:

•

Mr. Doheny served as a director of Eastman Kodak until May 2019, which contracted to purchase approximately $7,000 in ordinary course transportation services from our subsidiaries in 2019 and the Company paid Eastman Kodak approximately $22,000 for ordinary course transactions.

•

Mr. Carty serves as a director of Wajax Industries Ltd., which contracted to purchase approximately $12,000 in ordinary course transportation services from our subsidiaries in 2019, and the Company paid Wajax approximately $17,000 for ordinary course transactions.

•

Mr. Davidson serves as a Senior Director for Trucking Management, Inc. (TMI), to which we paid approximately $530,000 for its services during 2019. Mr. Davidson is not an owner or executive officer of TMI and does not receive compensation based on the amount of business performed for us.

Board Diversity

Our Stockholders are better served when there is diversity of education, skill, age, experience, background, expertise and outlook on our Board. Our directors bring diverse backgrounds and experience to the Board that inform the Board’s oversight function. Our Guidelines on Corporate Governance express the belief that diversity, including differences in background qualifications and personal characteristics, is important to our Board’s oversight function.

Director Resignation Policy

In the event that a director nominee fails to receive an affirmative majority of the votes cast in an uncontested election, the Board, within its powers, may take any appropriate action, including decreasing the number of directors or filling a vacancy. Our director resignation policy requires each incumbent nominee for the Board who does not receive the requisite majority vote in an uncontested election to promptly tender his or her resignation following certification of the stockholder vote. Our Board will then decide whether to accept the resignation, based on the recommendation of the Board’s Governance Committee, within 90 days following the date of the stockholders’ meeting at which the election occurred and will disclose its determination and, in the event it takes any action other than acceptance of the resignation, its rationale, in a filing with the Securities and Exchange Commission.

Meeting Attendance

Our Board held thirteen meetings during 2019. Directors are expected to prepare for and make every effort to attend and participate in meetings of the Board and committees on which they serve. Our Guidelines on Corporate Governance provide that each director should strive to attend at least 75% of the total number of meetings of the Board and committees on which he or she serves. During 2019, each director attended at least 75% of those meetings.

Our Guidelines on Corporate Governance provide that directors are expected to attend annual Stockholder meetings in person or by telephone or other electronic means. All of our directors attended the 2019 Annual Meeting virtually.

Executive Sessions of Independent Directors

Our independent directors meet in regularly-scheduled executive sessions, with at least two executive sessions per year. Board committee members also regularly meet in executive sessions among themselves and with selected members of management and our internal and external auditors. The purpose of these executive sessions is to facilitate candid discussion about important matters affecting our Company.

Board and Committee Self-Assessment

To promote continuous improvement in our corporate governance processes, our Board and committees, led by our Governance Committee, conduct an annual self-assessment of their effectiveness. The results are tabulated and analyzed by the Governance Committee and used to identify and implement improvements in our governance processes.

Board Committees

In December 2019, the Board eliminated the Finance, Labor and Business Strategy committees. The responsibilities for these committees were re-centralized with the whole Board. Current committee memberships are as follows:

Audit & Ethics Committee	Compensation Committee	Governance Committee
Douglas A. Carty*	Patricia M. Nazemetz*	James E. Hoffman*
Matthew A. Doheny	William R. Davidson	Matthew A. Doheny
Patricia M. Nazemetz	Matthew A. Doheny	Patricia M. Nazemetz

*	Committee Chair

The Chair of each committee handles the function of lead director for committee matters, serves as spokesperson for the committee, and provides recommendations and guidance to our Board, Board Chairman and management.

Each committee may retain its own legal and other advisors and conduct independent inquiries and investigations at our expense into matters under its oversight. Each committee has the sole right to appoint and direct its own advisors, each of whom is accountable and reports directly to the committee.

Audit & Ethics Committee

Our Audit & Ethics Committee met eight times during 2019.

The Audit & Ethics Committee was established in accordance with Exchange Act Section 3(a)(58)(A). Our Board has affirmatively determined that all members of the Audit & Ethics Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. The Board has also affirmatively determined that all members of the Audit & Ethics Committee meet the enhanced independence standards prescribed by NASDAQ Listing Rule 5605(c)(2)(A) and Exchange Act Rule 10A-3(b)(1). Our Board has additionally determined that all members of the Audit & Ethics Committee are audit committee financial experts, as defined in Item 407(d)(5) of Regulation S-K, and meet the financial sophistication requirement in NASDAQ Listing Rule 5605(c)(2)(A). The Audit & Ethics Committee’s functions are described in its charter, which is available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com.

As described in its charter, the Audit & Ethics Committee’s responsibilities include:

•	overseeing our accounting and financial reporting process and the audit of our annual financial statements;
•	overseeing the quality and integrity of our financial reporting;
•	selecting and overseeing the qualifications, performance and independence of our independent registered public accounting firm (independent auditor);
•	reviewing and discussing our financial statements with management and the independent auditor;
•	reviewing the adequacy of our overall control environment, and reviewing and discussing with management and the independent auditor the adequacy and effectiveness of our system of internal controls;
•	overseeing risks relating to accounting and financial reporting matters and ethics and general compliance matters;
•	overseeing our internal audit function;
•	overseeing our compliance with legal and regulatory requirements; and
•	annually reviewing the adequacy of the Audit & Ethics Committee charter and conducting an evaluation of its own performance.

Our independent auditor is accountable and reports directly to the Audit & Ethics Committee. The Audit & Ethics Committee reviews our independent auditor’s independence and the overall scope and focus of the annual audit. The Audit & Ethics Committee discusses with our independent auditor any relationships or services that may affect its objectivity or independence. If the Audit & Ethics Committee is not satisfied with the independent auditor’s assurances of independence, it will take, or recommend that the Board take, appropriate action to ensure its independence.

Compensation Committee

Our Compensation Committee met seven times during 2019.

Our Board has affirmatively determined that all members of the Compensation Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. Our Board has also affirmatively determined that all members of the Compensation Committee meet the enhanced independence standards prescribed by NASDAQ Listing Rule 5605(d)(2)(A) and Exchange Act Rule 10C-1(b)(1). All members of the Compensation Committee also qualify as non-employee directors under Exchange Act Rule 16b-3. Our Compensation Committee’s functions are described in its charter, which is available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com.

As described in its charter, the Compensation Committee’s responsibilities include:

•	setting overall compensation policy and determining the compensation and benefits of our executive officers and other key officers other than our CEO;

•	reviewing and recommending for approval by the independent members of the full Board the compensation and benefits of our CEO;
•	reviewing and recommending the directors’ compensation for full Board approval;
•	overseeing the development and implementation of our health, welfare and retirement benefit plans;
•	overseeing equity and other incentive compensation programs;
•	overseeing the management of risks related to our compensation policies and practices;
•	reviewing the Compensation Discussion and Analysis for inclusion in the proxy statement filed with the SEC; and
•	annually reviewing the adequacy of the Compensation Committee charter and conducting an evaluation of its own performance.

The Compensation Committee has primary responsibility for determining our compensation programs for executive officers and directors. In evaluating the level of executive officer and director compensation, the Compensation Committee takes into consideration advice from its independent consultant and recommendations from senior management. The Compensation Committee has sole authority to engage and compensate a compensation consultant and determine its independence from management. The compensation consultant is accountable and reports directly to the Compensation Committee. See 2019 Director Compensation and Compensation Discussion and Analysis for additional information about the determination of director and NEO compensation for 2019.

Compensation Committee Interaction with Compensation Consultants

Since 2013, and for most compensation decisions made in 2019, the Compensation Committee has engaged Pearl Meyer & Partners (Pearl Meyer), an executive compensation consulting firm, to assist with its review of the compensation programs for our executive officers and with the compensation disclosures in our proxy statement. In selecting Pearl Meyer, the Compensation Committee considered and assessed all factors specified under NASDAQ Listing Rules with respect to advisor independence and determined that Pearl Meyer is an independent advisor. As an independent advisor, Pearl Meyer reports to and is directed by the Compensation Committee, and provides no other services to the Company. Furthermore, based on our review, we are not aware of any conflict of interest that has been raised by the work performed by Pearl Meyer.

Governance Committee

Our Governance Committee met five times during 2019.

Our Board has affirmatively determined that all members of the Governance Committee are independent directors, as defined by NASDAQ Listing Rule 5605 and our Director Independence Standards. The Governance Committee’s functions are described in its charter, which is available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com.

As described in its charter, the Governance Committee’s responsibilities include:

•	identifying, assessing and recommending qualified Board candidates;
•	developing the criteria for selecting Board candidates;
•	recommending for approval to the Board director candidates (other than those directors appointed by the holder of our Series A Preferred Stock, if applicable);
•	assisting the Board in assessing director independence;
•	reviewing the structure and charters of Board committees and recommending to the Board, if desirable, changes in their number, responsibilities and membership;
•	reviewing and approving related party transactions;
•

providing oversight of our Related Party Transaction Policy, our Securities Trading and Disclosure Policy, our Foreign Corrupt Practices Act Policy and our Executive Stock Ownership Requirements Policy;

•	administering, reviewing and reassessing the adequacy of our Guidelines on Corporate Governance and recommending any proposed changes to the Board;
•	recommending other changes in corporate governance to the Board for approval from time to time;
•	overseeing annual evaluations of the Board and its committees;

•	reviewing management development and succession planning;
•	overseeing our enterprise risk management function; and
•	annually reviewing the adequacy of the Governance Committee charter and conducting an evaluation of its own performance.

Our Governance Committee has sole authority to retain and compensate search firms to assist in identifying and recruiting candidates for the Board.

All of the five Board nominees identified in this proxy statement are current directors. The Governance Committee reviewed the qualifications of each nominee and recommended each nominee for election to the Board. The Governance Committee will consider director nominations from Stockholders in accordance with the stockholder nominating procedures described in Stockholder Proposals and Director Nominations for 2021 Annual Meeting and in the Company’s Bylaws. In addition to our Director Independence Standards, the following criteria from our Guidelines on Corporate Governance is used by our Governance Committee in considering candidates for director, including nominees submitted by Stockholders:

•

each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategy/policy-setting or senior executive level, and the ability to work well with others;

•

each director should have sufficient time available to devote to our affairs and carry out the responsibilities of a director. Directors are not qualified for service on the Board unless they are able to make a commitment to prepare for and attend Board and committee meetings on a regular basis;

•	each independent director should be free of any conflict of interest that would interfere with his or her independence or the proper performance of his or her responsibilities as a director; and
•	directors should utilize their unique experience and background to represent and act in the best interests of all stockholders as a group.

While the Governance Committee considers all of the factors described above, it may give greater weight to one factor or another when making nominating decisions. Our Governance Committee reviews annually the appropriate skills and characteristics required of directors in light of the current makeup of our Board, our Director Independence Standards, and NASDAQ and SEC rules. Board candidates nominated by Stockholders must meet the criteria described in this proxy statement, but will otherwise be considered on the same basis as candidates nominated by the Board. In addition, our Governance Committee may consider any other criteria for nominees it deems appropriate, including, but not limited to:

•	a nominee’s judgment, skill, education, diversity in accordance with our Guidelines on Corporate Governance, age, relationships, experience, and leadership and interpersonal skills;
•	the organization, structure, size and composition of the Board and the interplay of the nominee’s experience with the experience of other nominees;
•	the qualifications and areas of expertise needed to further enhance the Board’s deliberations and oversight; and
•	the extent to which the nominee would be a desirable addition to the Board and its committees.

Finance Committee

Our Finance Committee met ten times during 2019. The Finance Committee was terminated in December 2019.

As described in its prior charter, the Finance Committee’s responsibilities included:

•	overseeing and reviewing our capital budgets, financing plans, financing transactions and extraordinary transactions, and recommending them for approval by the Board;
•	reviewing and approving the definitive financial terms of agreements relating to our financing transactions and significant acquisitions or divestitures that have been approved by the Board;
•	reviewing and approving our financial policies, including cash management and borrowing and dividend policies; and
•	annually reviewing the adequacy of the Finance Committee charter and conducting an evaluation of its own performance.

Business Strategy Committee

Our Business Strategy Committee met nine times during 2019. The Business Strategy Committee was terminated in December 2019.

As described in its prior charter, the Business Strategy Committee’s responsibilities included providing the Board and management of the Company and its subsidiaries with advice and oversight to:

•	facilitate the coordinated and comprehensive analysis of the industry-specific economic environment; and
•	develop strategic initiatives across all the Company’s operating segments, in each case to maximize operational flexibility in responding to competitive and other market-related influences.

Labor Committee

Our Labor Committee met twelve times during 2019. The Labor Committee was terminated in December 2019.

As described in its prior charter, the Labor Committee’s responsibilities included providing advice and guidance to the Board and management of the Company and its subsidiaries in developing and evaluating objectives and strategies in connection with the renegotiation of the National Master Freight Agreement and applicable Supplemental Agreements (collectively, NMFA), which was originally scheduled to expire on March 31, 2019, primarily through the following activities:

•	reviewing current and historical information related to operational performance, financial performance, and prior NMFA negotiations;
•	meeting with Company management to review opportunities and challenges presented by the NMFA and upcoming NMFA negotiations;
•	serving as a liaison between the Board and Company management on issues related to NMFA negotiations;
•	providing input to Company management, as needed, in developing an overall strategy and approach for NMFA negotiations; and
•	assisting Company management, as needed, in presenting any items requiring Board approval to the Board.

Board Leadership Structure

Our Bylaws require that the offices of Chairman of the Board and CEO be held by separate individuals and our Guidelines on Corporate Governance require that the Chairman be an independent director. We believe separation of the offices of Chairman and CEO is appropriate under our circumstances because it helps preserve our Board’s independence and objectivity, provides an appropriate division of labor between our CEO and Chairman, and contributes to our effective governance, in part by having an independent Chairman available to counsel our CEO and facilitate his interactions with the Board. Matthew A. Doheny, became our Chairman in December 2019, and brings to his role as chairman financial expertise and experience in financial and operational turnarounds, and provides valuable insight to our Board on our financial structure and turnaround strategy. Darren D. Hawkins brings transportation industry knowledge and expertise, along with extensive experience with our Company to his role as our CEO. We also reduced the size of our Board, which we believe will help our Board more effectively manage our business strategy, including its ability to meet on an expedited basis with fewer schedules to coordinate to quickly address Board-level matters. In light of the requirement that our Chairman be an independent director, our Board does not have a lead independent director.

Our business and affairs are managed under the oversight of our Board. There are currently seven members of the Board. The three standing committees—Audit & Ethics, Compensation, and Governance —are an integral part of our Board leadership structure. These committees, all of whose members are independent directors, are discussed in more detail above. In determining the membership of each standing committee, the Governance Committee considers each director’s unique skills and experience in relation to the committee(s) on which he or she serves and the particular needs of each committee.

Our leadership structure also includes an experienced and energetic management team that provides information, business intelligence, reports and opinions to the Board on a regular basis. The Board and committees also rely on the advice of counsel, accountants, executive compensation consultants, internal and external auditors, and other expert advisors.

A robust committee framework sustains lines of communication among directors and with management. Regularly scheduled management reports and presentations, based upon strategic, operational, financial, legal and risk management aspects of our business, provide vital information to our Board and committees. Directors have complete access to our CEO, CFO and other members of our senior management team.

The Board’s role is to oversee, counsel and direct our senior management team. The role of our executive officers is to develop and implement corporate strategy, conduct our operations, manage our material risk exposures, and implement Board directives. Our Board endeavors to strike an appropriate balance between effective oversight and undue interference with our executives in the conduct of our affairs. We believe our leadership structure is effective because the Board and management respect one another’s roles and work collaboratively to promote stockholder value.

The Board’s Role in Risk Management

Management is primarily responsible for identifying, assessing and managing our material risk exposures. The Board’s role is to oversee the systems and processes used by management to address those risks.

Management’s processes for identifying, assessing and managing material risk exposures are described in its strategic plan, which is updated by management and reviewed by the Board on an annual and periodic basis.

The Board has delegated specific risk oversight responsibilities to its standing committees as follows:

•	the Governance Committee oversees our enterprise risk management process;
•	the Audit & Ethics Committee oversees risks related to accounting and financial reporting matters, cybersecurity and ethics and general compliance matters; and
•	the Compensation Committee oversees risks related to compensation policies and practices.

Pursuant to its charter, the Governance Committee oversees management’s systems and processes for the identification, assessment and management of material risk exposures. These include:

•	business and reputational risk;
•	legal, regulatory and internal policy compliance risk;
•	information technology, governance and security risk;
•	corporate governance risk;
•	cargo claims, workers’ compensation and third party liability claims;
•	fraud risk;
•	financial covenant compliance risk;
•	disclosure risk;
•	competitive and economic risk;
•	credit, liquidity and going concern risk;
•	profitability and margin risk;
•	tax risk; and
•	crisis management risk.

Management reports regularly to the Governance Committee on material risk exposures and its risk management approach, policies, systems and practices. The Governance Committee evaluates management’s risk appetite and the appropriateness of risks assumed and managed within that context. The Governance Committee reports to the full Board on management’s briefings and its own analysis and conclusions regarding our risk management process. The Governance Committee discusses with our Audit & Ethics Committee our accounting and financial reporting risk profile, key risk exposures and the steps management has taken to monitor and control such exposures.

The Audit & Ethics Committee’s oversight of risks related to accounting and financial reporting includes reviewing the adequacy of our overall control environment and financial reporting function and controls related to selected areas presenting significant financial risk. The Audit & Ethics Committee also evaluates key financial statement issues and risks, their potential effect on our financial reporting, and the process used by management to address them. The Audit & Ethics Committee reports to the full Board its analyses and conclusions regarding our accounting and financial reporting risks.

The Board and each committee may retain independent legal and other advisors to advise and assist them in carrying out their risk oversight responsibilities.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Patricia M. Nazemetz (Chair), William R. Davidson and Matthew A. Doheny. Currently and at all times during 2019, none of our executive officers served on the compensation committee or as a director of another entity where an executive officer of that entity also served on our Compensation Committee or the Board. None of the individuals serving as members of the Compensation Committee are now or were previously an officer or employee of the Company.

2019 Director Compensation

Director Compensation Plan

Our Board adopted an amended and restated Director Compensation Plan in May 2015, and further amended and restated in February 2019, under which most of the 2019 non-employee director compensation was granted (2019 Director Compensation Plan). The 2019 Director Compensation Plan described the compensation our non-employee directors were eligible to receive, consisting of:

•

an annual cash retainer of $75,000 for service on the Board (or $125,000 for service as Chairman of the Board) and a cash retainer for service as a committee chair (Governance Committee – $10,000, Finance Committee – $15,000, Compensation Committee – $15,000, and Audit & Ethics Committee – $25,000). No additional compensation was paid for attendance or participation at Board or committee meetings. Committee members received no retainers for standing committee service. Directors elected during the year would have received all of their prorated retainer fees in cash for the year in which they were elected;

•	reimbursement of costs and expenses incurred attending Board and committee meetings;
•

on February 11, 2019, an annual award of fully vested RSUs, with the number of underlying shares equal to $125,000 divided by the 30-day volume-weighted average price of our Common Stock preceding the grant date, or 20,627 RSUs, which RSUs will be settled on the earlier of the date that is three years after the grant date and the date the individual is no longer serving on the Board, or later for any director who elected to defer receipt of the underlying common stock until he or she leaves the Board (Annual RSUs); and

•

on February 11, 2019, a one-time award of 38,000 RSUs (Performance RSUs), which time-vested on the date of our 2019 annual meeting of Stockholders, but were also subject to performance vesting based on a market condition that on or before December 31, 2020, the volume-weighted average trading price of our Common Stock over any 30-day period is equal to or greater than $11.75 per share (Stock Price Condition). Each of the directors who served on the Board in 2019 have forfeited the Performance RSUs.

The Performance RSUs were awarded in addition to the Annual RSUs for the directors’ oversight of Company’s management in developing a comprehensive business strategy to achieve long-term profitability and stability for the Company.

In addition to the compensation described above, non-employee directors who served on our Labor Committee or Business Strategy Committee, which committees were formed in May 2018 and terminated December 2019, received an additional $40,000 per year for service on each such committee.

On December 9, 2019, the Board adopted a new non-employee director compensation plan to align with other Board changes made the same day (Current Director Plan). Under the Current Director Plan, all non-employee directors receive an annual retainer of $190,000 in cash (or $300,000 in cash for service as chairman of the Board). All non-employee directors who remained on the Board after December 9, 2019 received the prorated additional amount of the annual retainer through the end of 2019.  In connection with the increase in annual cash retainer, the annual RSU awards beginning in 2020 will be reduced to the number of underlying shares equal to $60,000 divided by the 30-day volume-weighted average price of our Common Stock preceding the grant date. While individual annual compensation per director increased, total compensation paid to the Board decreased due to the decrease in Board size.  Like the 2019 Director Compensation Plan, no additional compensation is paid under the Current Director Plan for attendance or participation at Board or committee meetings, though costs and expenses incurred to attend the meetings are reimbursed.

Director Compensation

The table below provides information on the compensation of our non-employee directors for the year ended December 31, 2019. As required by applicable SEC rules, the disclosure in this section covers all persons who at any time served as a director during 2019, other than Mr. Hawkins, who served as our CEO, and Mr. Pierson, who served as our CFO since December 17, 2019. Messrs. Hawkins and Pierson received no additional compensation for serving as directors.

Notwithstanding the accounting amounts shown in the table below for stock awards as required by applicable SEC rules, the directors who served on the Board during 2019 have forfeited their Performance RSUs, which totaled 38,000 RSUs with an aggregate grant date fair value of $152,760 for each director, and returned such awards to the 2019 Plan.

Name	Fees Earned or Paid in Cash ($)	Annual RSU Awards ($)(1)	Forfeited Performance RSU Awards ($)(2)	All Other Compensation ($)(3)	Total ($)	Total Excluding Forfeited Performance RSU Awards ($)(6)
Raymond J. Bromark(4)	140,000	140,264	152,760	620	433,644	280,884
Douglas A. Carty	121,875	140,264	152,760	—	414,899	262,139
William R. Davidson	121,875	140,264	152,760	—	414,899	262,139
Matthew A. Doheny	176,875	140,264	152,760	—	469,899	317,139
Robert L. Friedman(4)	115,000	140,264	152,760	620	408,644	255,884
James E. Hoffman	208,886	140,264	152,760	—	501,910	349,150
Michael J. Kneeland(5)	86,250	140,264	152,760	947	379,274	226,514
Patricia M. Nazemetz	136,875	140,264	152,760	—	429,899	277,139
James F. Winestock(4)	125,000	140,264	152,760	620	418,644	265,884

(1)

Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of Annual RSUs granted to our non-employee directors on February 11, 2019. No assumptions were necessary to determine the grant date fair value of the Annual RSUs. The fair value of each Annual RSU is determined using the closing market price of our Common Stock on the grant date, which was $6.80.

(2)

Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of Performance RSUs, granted to our non-employee directors on February 11, 2019. The grant date fair value of the Performance RSUs granted in 2019, which is subject to satisfying the Stock Price Condition, was estimated using a Monte Carlo valuation technique as permitted by the guidance provided by FASB ASC Topic 718 and was determined to be $4.02. Each of the directors who served on the Board during 2019 have voluntarily forfeited their Performance RSUs.

(3)

Includes a retirement gift valued at $429 and reimbursement for taxes of $191 for each director who retired from the Board in December 2019, and a retirement gift valued at $655 and reimbursement for taxes of $292 for Mr. Kneeland.

(4)

Each of Messrs. Bromark, Friedman and Winestock resigned as directors on December 9, 2019. Each of Messers. Bromark, Friedman and Winestock received the underlying shares of Common Stock for their then-vested RSUs in late December 2019.

(5)	Mr. Kneeland left the Board on June 5, 2019 and received the underlying shares of our Common Stock for his then-vested RSUs in June 2019.
(6)	Total excludes the value of the Performance RSUs, which have been forfeited by each director who served on the Board during 2019.

Realized Compensation

As described above, in 2019, we granted our non-employee directors Annual RSUs and Performance RSUs. The Performance RSUs were subject to vesting based on satisfying the Stock Price Condition. The directors who served on the Board during 2019 voluntarily forfeited their Performance RSUs, which totaled, for each director, 38,000 RSUs with an aggregate grant date fair value of $152,760. Even if the directors had not forfeited their Performance RSUs, we would not expect the Performance RSUs to vest based on our current stock price. As of the Record Date, the fair value of the Performance RSUs of was zero. The Performance RSUs were granted to increase retention of our directors. The directors forfeited their Performance RSUs as they no longer believed the Performance RSUs were effective for this purpose.

The table below presents, on a supplemental basis, and not in replacement of the compensation information in the Director Compensation Table, the expected total compensation that each director will realize for 2019 based on the expectation that the Stock Price Condition will not be satisfied and that none of the Performance RSUs will vest.  The amount for each director in the supplemental table is calculated as the total compensation for such director, as included in the Director Compensation Table, less the grant fair date value of the Performance RSUs for such director, as included in the Director Compensation Table.

Equity Ownership Requirements

We do not have an express equity ownership requirement for non-employee directors. Beginning in 2019, equity-based compensation in the form of RSUs may be settled either on the date that is three years after the grant date, on such later date after the grant date as specified by the individual, or held until the individual is no longer serving on the Board, at the election of the individual director at the time of receiving the award. We believe this share retention requirement negates the need for a separate stock ownership requirement for non-employee directors.

Compensation Discussion and Analysis

Executive Summary

Context and Pay Structure

Heading into 2019, Mr. Hawkins and the management team were focused on executing a comprehensive business strategy to achieve long-term profitability and stability, beginning first with negotiating a new national master contract with the IBT for the union employees of USF Holland LLC (Holland), New Penn Motor Express LLC (New Penn) and YRC Inc., d/b/a YRC Freight (YRC Freight) to replace the existing national master contract that was originally scheduled to expire on March 31, 2019, followed by the labor agreement which the union employees of USF Reddaway Inc. (Reddaway) later entered into that same year.  As a result of the focus on long-term profitability and stability, the Compensation Committee determined that all 2019 incentive compensation for our NEOs would be in the form of long-term equity incentive compensation.  There was no 2019 short-term incentive compensation program for our NEOs.

2019 Company Highlights

The Company has developed a comprehensive business strategy to achieve long-term profitability and stability. The key components to our multi-year strategic roadmap include:

•	Labor contract ratifications, along with implementation of operational efficiencies to achieve service excellence;
•	Capital structure improvement;
•	Enterprise transformation, including operational optimization, technology migration, and facility evaluation;
•	Customer growth/engagement initiatives; and
•	Capital investment in equipment and technology.

The Company achieved the following important highlights consistent with its goals for 2019:

•	During the first half of 2019, the Company ratified a new five-year national master contract with the IBT for the union employees of Holland, New Penn and YRC Freight (New NMFA);
•

In September 2019, the Company entered into a new $600.0 million term loan agreement that extended the maturity of its outstanding term loan debt and eliminated a total maximum leverage ratio covenant that the Company was subject to under its prior term loan agreement.  The new term loan agreement provides for a new covenant that requires the Company maintain a trailing-twelve-month Adjusted EBITDA of $200.0 million, measured quarterly;

•

The Company began to consolidate service centers across its operating companies to optimize utilization of its assets and resources, and companies that operate in the same service territory will be serviced through one primary carrier. The Company also moved forward with certain headcount reductions to remain disciplined with its cost structure, including, but not limited to, the consolidation of the New Penn corporate services;

•

The Company completed the final phase of its sales restructuring which consolidated four distinct sales groups into one enterprise sales organization.  This allows customers to buy regional, national and brokerage services from a single point of contact at the Company while introducing existing customers to additional operating companies; and

•

The Company continued to invest in revenue equipment to improve the age of its fleet, seeking an immediate return in improved fuel miles per gallon, reduced vehicle maintenance expense and improved driver morale.

2019 Executive Compensation Highlights

As stated above, there was no short-term incentive program for our NEOs in 2019.  All 2019 long-term incentive compensation for our NEOs was in the form of restricted stock, the vesting for which is subject to satisfying the Stock Price Condition, and certain of these awards are subject to time vesting conditions when the award is earned, as applicable. Time vesting conditions are such that, in the aggregate, 50% of the 2019 long-term incentive award would be fully vested upon satisfying the Stock Price Condition, with the remaining 50% of the award time vesting on the one-year anniversary of satisfying the Stock Price Condition, provided that the executive must be employed by the Company or an affiliate of the Company at the time of such vesting.

In reviewing Company performance and earned executive pay for 2019, the Compensation Committee believes that the executive compensation program achieved its objective of aligning pay and performance, and therefore validates the following fundamental pay framework:

•	Market competitive base salaries;

•	Long-term incentives tied to executive retention and opportunity for stock price improvement that ties directly to an increase in the value of our Common Stock for our Stockholders; and
•	Minimum executive stock ownership requirements.

Named Executive Officers

The table below lists our NEOs for 2019, their titles during 2019 and the period during which they held those titles.

Name	Title	Period

Darren D. Hawkins	Chief Executive Officer	Since April 2018

Jamie G. Pierson	Chief Financial Officer	Since December 2019

Stephanie D. Fisher	Former Chief Financial Officer	From May 2017 to December 2019

Thomas J. O’Connor	Chief Operating Officer	Since June 2019

	President, YRC Freight	From January 2018 to June 2019

Jason T. Ringgenberg	Chief Information Officer	Since March 2017

Scott D. Ware	Chief Network Officer	Since October 2018

Ms. Fisher’s employment as our CFO was terminated without cause, effective December 10, 2019.  Effective December 17, 2019, Mr. Pierson became our CFO.

The Role of Say-On-Pay Votes

As selected by our Stockholders at our 2019 Annual Meeting of Stockholders and approved by our Board, an advisory vote to approve the compensation of our NEOs (say-on-pay proposal) is held annually. At our 2019 Annual Meeting of Stockholders, approximately 96% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes the beneficiaries of our executives’ efforts should have a say in how those executives are compensated and will continue to consider the outcome of votes on say-on-pay proposals when making future compensation decisions for our NEOs.

Compensation Philosophy and Objectives; Components of Executive Compensation

Our Compensation Committee establishes our compensation philosophy and oversees our executive compensation program. Our Board approves our CEO’s compensation.

Our fundamental goal is to create sustainable long-term value for our Stockholders. To help achieve this goal, the primary objectives of our compensation program are to:

•	attract, retain, and motivate a committed, high-performing management team;
•	align the interests of our executives with the long-term interests of our Stockholders by tying a portion of NEO compensation to equity-based awards; and
•	drive the short-term performance required to create sustainable long-term value.

Our executive compensation program has reflected our unique and challenging circumstances and has served to balance risk and reward as we have strived to de-risk our balance sheet, improve our profitability and position the Company for long-term stockholder value creation.

Determining Executive Compensation

The Compensation Committee has primary responsibility for determining the compensation packages for our NEOs. In making its determinations, the Compensation Committee considers a variety of factors, including the Company’s operating performance and financial strength, management’s development and execution of a business strategy to achieve long-term profitability and stability, the needs of the business to attract, motivate, and retain experienced executives, the unique skills and abilities of individual executives, competitive market data and advice provided by the Compensation Committee’s independent consultant, and additional information and recommendations made by our CEO and other members of our executive leadership. Our CEO does not make recommendations with respect to his own compensation or participate in the deliberations regarding the setting of his own compensation.

The Role of Benchmarking

The Compensation Committee has not engaged in benchmarking any specific elements of compensation paid to our NEOs because, in part, it believed that no other companies suitable for benchmarking faced similar circumstances as we did. Nonetheless, the Compensation Committee recognizes that our success is dependent on our ability to attract and retain skilled executive officers and that the Company is at risk for employees leaving our Company to join our known competitors where compensation packages may be more attractive. Thus, the Compensation Committee does review and consider the compensation paid by our known competitors, in terms of the elements of pay, total available pay opportunities, and compensation actually received, in each case with the goal of establishing executive compensation packages that will be attractive to our NEOs and competitive with those companies in our identified peer group. In this regard, the Compensation Committee has requested and reviewed competitive market pay information from its independent consultants, including Pearl Meyer, from time to time.

The competitive market data provided by Pearl Meyer was based, in part, on the following peer group that was developed by Pearl Meyer and approved by the Compensation Committee:

•ArcBest Corporation •C.H. Robinson Worldwide, Inc. •XPO Logistics, Inc. •Expeditors International of Washington, Inc. •Roadrunner Transportation Systems, Inc.	•Hub Group, Inc. •J.B. Hunt Transport Services, Inc. •Landstar System, Inc. •Old Dominion Freight Line, Inc. •Saia, Inc.	•Ryder System, Inc. •Knight-Swift Transportation Holdings Inc. •Universal Logistics Holdings, Inc. •Werner Enterprises, Inc.

Based on the competitive market data of the peer group of companies listed above, the Compensation Committee focuses on providing a competitive compensation package that will allow us the opportunity to attract and retain key executive personnel. While we compete with a number of the companies in the peer group above for talent, the Compensation Committee recognizes that there are fundamental differences in our operating and capital structure compared to the peer group of companies listed above that cause our operating results and financial performance to differ from the peer group companies. This is the case even where the industry and our business operations are similar. These differences include, but are not limited to, our collective bargaining agreements and related benefit funding obligations, each of which places us at a competitive disadvantage.

The Role of Consultants

The Compensation Committee has the exclusive authority to engage an independent compensation consultant and to direct the work of any such consultant selected. For compensation decisions for the executive officers and the non-employee directors in each of the years from 2015 through 2019, after considering the independence criteria established by the SEC, the Compensation Committee engaged Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Compensation Committee and provides no other services to the Company. See Structure and Functioning of the Board—Board Committees—Compensation Committee Interaction with Compensation Consultants for additional information.

Performance Measures Used in Our Incentive Program

As described further below, the only incentive compensation provided in 2019 to our NEOs was long-term incentive compensation in the form of performance-based restricted shares.  The shares will be earned upon satisfying the Stock Price Condition.  Awards are subject to further time-based vesting, as applicable, such that, in the aggregate, 50% of the 2019 long-term incentive award would become fully vested upon satisfying the Stock Price Condition, and the remaining 50% of the 2019 long-term incentive award would become fully vested on the one-year anniversary of satisfying the Stock Price Condition. The recipient must be employed by the Company or one of its affiliates to be entitled to the shares at vesting.

Description of Compensation Components

Base Salary

Base salary for our NEOs considers their experience, level of responsibility, peer group comparisons, and internal pay equity considerations among executive officers.

Mr. O’Connor was appointed chief operating officer in June 2019, and assumed increased responsibilities, including now overseeing all labor relations matters and acting as the senior officer in charge of subsidiaries YRC Freight, New Penn, Holland and Reddaway, among other key duties. To reflect his more senior position and additional responsibility at the Company, Mr. O’Connor received an increase in his base salary from $585,000 to $625,000, effective June 3, 2019. No other NEO received an increase in their base salary during 2019.

Short-Term Incentive Compensation

The Compensation Committee determined not to include a short-term incentive compensation program for our NEOs in 2019. The Compensation Committee determined the primary goal for 2019 executive compensation was to reward an increase in long-term shareholder value, long-term profitability and stability. As a result, the Compensation Committee determined that our NEOs’ incentive compensation for 2019 should be composed entirely of long-term incentive compensation in the form of performance awards that pay out upon achieving a stretch stock price performance goal.

The Compensation Committee decisions with regard to not including a short-term incentive compensation program for our NEOs in 2019 and with regard to amounts to be awarded to our NEOs in 2019 under the long-term incentive compensation program were made in February 2019. To the extent that the Compensation Committee decides to include a short-term incentive compensation program in future years, the Compensation Committee expects to reduce the value of long-term incentive awards accordingly.

2019 Long-Term Incentive Plan (2019 LTIP)

Our 2019 LTIP uses equity incentive awards to motivate greater long-term performance and to provide retention incentives for our key employees. The 2019 equity incentive awards also serve to align executive and stockholder interests by conditioning vesting upon the Stock Price Condition. In 2019, we granted our NEOs, other than Mr. Pierson, shares of performance-based restricted stock, which are subject to the Stock Price Condition, as discussed below (2019 Performance Awards).

Our 2019 LTIP equity incentive awards, apart from the award granted to Mr. Pierson in connection with his appointment to CFO, consist solely of grants of the 2019 Performance Awards. The 2019 Performance Awards are subject to performance vesting based on a market condition that on or before December 31, 2020, the volume-weighted average trading price of our Common Stock over any 30-day period is equal to or greater than $11.75 per share, also referred to herein as the Stock Price Condition. The NEO must be employed by the Company or an affiliate of the Company at the time of vesting to be entitled to the underlying shares of Common Stock. The Compensation Committee chose the $11.75 stock price as a stretch performance goal, with the $11.75 stock price representing an approximately 73% premium above the closing stock price on February 11, 2019, which is the date the Compensation Committee established the Stock Price Condition.

Our 2019 LTIP equity incentive awards were awarded in the following amounts (expressed as a percentage of base salary): Mr. Hawkins, 325%, and Messrs. O’Connor, Ringgenberg, Ware and Ms. Fisher, 200%.  Awards were made pursuant to both the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan (2011 Plan) and the YRC Worldwide Inc. 2019 Incentive and Equity Award Plan (2019 Plan).  Restricted stock awards under the 2011 Plan vest immediately upon satisfying the Stock Price Condition. Restricted stock awards under the 2019 Plan, apart from (i) awards to Mr. Hawkins and (ii) the award to Mr. Pierson in connection with his appointment as CFO, vest 33.3% of such restricted stock award immediately upon satisfying the Stock Price Condition and the remaining 66.7% of such earned restricted stock award upon the one-year anniversary of satisfying the Stock Price Condition, if such employee remains employed by the Company or one of its affiliates at the time of such vesting.  In the case of Mr. Hawkins, restricted stock awards under the 2019 Plan vest 100% of such restricted stock award on the one-year anniversary of satisfying the Stock Price Condition.  As the 2019 LTIP awards were made one-third from the 2011 Plan and two-thirds from the 2019 Plan, apart from Mr. Hawkins, in the aggregate, 50% of the 2019 LTIP award would fully vest upon satisfying the Stock Price Condition and the remaining 50% of the 2019 LTIP award would fully vest on the one-year anniversary of satisfying the Stock Price Condition assuming the recipient remains employed by the Company or one of its affiliates at the time of such vesting.  In the case of Mr. Hawkins, his 2019 LTIP award was made one-half from the 2011 Plan and one-half from the 2019 Plan, and 50% of his 2019 LTIP award would fully vest upon satisfying the Stock Price Condition and the remaining 50% of the 2019 LTIP award would fully vest on the one-year anniversary of satisfying the Stock Price Condition, provided he remains employed by the Company or one of its affiliates at the time of such vesting.

In connection with Mr. O’Connor’s appointment as chief operating officer in June 2019 and his participation in the 2019 Plan, Mr. O’Connor was granted 26,563 shares of performance-based restricted stock on June 3, 2019 under the 2019 Plan (which award was subject to Stockholder approval, which was received on June 5, 2019) of which one-third will vest upon satisfying the Stock Price

Condition. The remaining two-thirds of the performance-based restricted stock will vest 12 months after the Stock Price Condition is achieved, provided he remains employed by the Company or one of its affiliates at the time of such vesting. This award was made to reflect Mr. O’Connor’s more senior position and increased responsibility, as described under Compensation Discussion and Analysis — Description of Compensation Components — Base Salary.

In connection with Mr. Pierson’s appointment as CFO in December 2019, he received a one-time restricted stock grant of 162,338 shares of time-based restricted Common Stock under the 2019 Plan.  The award vests in two equal installments, with one-half having vested immediately upon grant and one-half to vest on the first anniversary of the grant date.  The award was made as incentive compensation to attract Mr. Pierson to the Company in light of contributions that will be required from our CFO to implement the Company’s business strategy to achieve long-term profitability and stability.

As of the Record Date, we do not anticipate that the Stock Price Condition will be satisfied on or before December 31, 2020, as required for any of the 2019 Performance Awards to satisfy its performance condition.  As of the Record Date, the fair value of the 2019 Performance Awards calculated in accordance with FASB ASC Topic 718 was zero.

Benefit Plans

All NEOs are eligible to participate in our health and welfare plans, including those providing medical, pharmacy, dental, vision, life insurance, and accidental death and dismemberment benefits, on the same basis as our other non-union employees. Our NEOs pay the same price for their elected benefits as other non-union employees.

Our NEOs may participate in our defined contribution 401(k) plan, a tax-qualified retirement savings plan. The Internal Revenue Code of 1986, as amended (Tax Code), limits the contributions NEOs and other highly-compensated employees can make to the 401(k) plan. Through November 1, 2019, we made nondiscretionary matching cash contributions equal to 50% of participant contributions, up to a maximum employer contribution of 3% of a participant’s eligible salary or wages. On November 1, 2019, the Company suspended the matching cash contributions for all non-union employees.

We sponsor two qualified defined benefit pension plans for employees of our Company and certain participating subsidiaries who began employment with us before January 1, 2004. We froze benefit accruals under these plans on July 1, 2008. Mr. Hawkins participates in the Yellow Corporation Pension Plan, and Mr. O’Connor participates in the Roadway LLC Pension Plan, based upon their service prior to that date. See Executive Compensation—Pension Benefits for a discussion of these qualified pension plans.

Severance Policy and Other Termination-of-Employment Benefits

In February 2015, the Compensation Committee adopted a new severance policy (Severance Policy) to establish post-termination compensation to corporate and operating company executives. The Severance Policy provides that to be eligible for any post-termination compensation, the employee must first execute a separation agreement containing appropriate confidentiality and other provisions. The terms of these agreements may vary in the Compensation Committee’s discretion. Executive officers who are not party to a severance agreement will be entitled to a severance amount equal to 18 months’ salary, and vice presidents and above will be entitled to six months’ salary, payable in regular installments over the specified period. Severance is payable under the Severance Policy only upon involuntary termination without Cause (as defined in the Severance Policy). Change in control-related severance amounts are paid in a lump sum.

The period during which the executive receives post-termination compensation, or the Inactive Employment Period, begins 60 days following termination. During this period, the terminated executive may elect to receive COBRA continuation coverage at the rate payable by other terminated non-union employees through the end of the Inactive Employment Period or until the terminated executive becomes entitled to other employer-provided health plan coverage, but the Company does not reimburse such coverage. The terminated executive’s other benefits (pension, 401(k), disability, incentive compensation, etc.) cease on the termination date.

Recipients of equity incentive awards may be entitled to accelerated or prorated vesting of those awards under certain circumstances. Unvested equity awards will not vest upon a Change of Control (as defined in the applicable award agreement) unless there is a termination without Cause (as defined in the applicable award agreement) or a resignation for Good Reason (as defined in the applicable award agreement) within 12 months of the Change of Control. See Executive Compensation—Potential Payments upon Termination or Change of Control—Equity Award Agreements.

At December 31, 2019, the Severance Policy and other termination of employment benefits were applicable to Messrs. O’Connor, Pierson, Ringgenberg and Ware, but not Mr. Hawkins, who was party to a severance agreement. See Executive Compensation—Potential Payments upon Termination or Change of Control—Hawkins Severance Agreement.

Compensation Decisions for 2020

In establishing the 2020 executive compensation program, the Compensation Committee determined to return to the market-based programs that were established in 2015 and were applied to executive compensation from 2015 through 2018.

Compensation components will include (i) base salary, (ii) annual cash incentive compensation as short-term incentive compensation and (iii) equity-based compensation as long-term incentive compensation.

The 2020 Annual Incentive Plan (2020 AIP) will be funded on the basis of Adjusted EBITDA performance, as was the case from 2015 through 2018. The payout thereunder will be based on Adjusted EBITDA performance weighted at 50%, with the remaining 50% weighted relative to pre-determined goals as established by the Compensation Committee.

The 2020 Long-Term Incentive Plan (2020 LTIP) will consist entirely of time-based restricted stock awarded under our 2019 Plan, which restricted stock vested one-quarter immediately and will vest ratably thereafter on each of the first, second and third anniversaries of the grant date.

Executive Stock Ownership Policy

In February 2018, we implemented a new executive stock ownership policy that requires all executive officers to own the number of shares of our Common Stock equal to the fixed number of shares owned at the time the policy was adopted or at the time the new executive is added to the policy. All executive officers are subject to the executive stock ownership policy. The required salary multiple for each such executive is 1.5, except for our CEO, whose required salary multiple is 3.0. Each executive must comply with the executive stock ownership policy by the later of the fifth anniversary of its adoption or the date the individual is promoted or hired as an executive officer. Prior to the fifth anniversary, the executive officer may only sell to the extent he or she holds at least 50% of his or her total holding requirement after giving effect to the sale. The total holding requirement includes both vested and unvested common shares. The minimum share ownership guidelines are intended in part to ensure that executive officers have a financial stake in the Company that is aligned with that of our Stockholders.

Incentive Compensation Recovery Policy

In December 2007, the Compensation Committee adopted an executive compensation recovery policy that allows the Compensation Committee, in its sole discretion, to recover from executive officers any annual and long-term incentive compensation that is based upon financial statements required to be restated as a result of errors, omissions, or fraud, regardless of whether an executive officer causes the restatement. The incentive compensation subject to recovery is that which exceeds the compensation that would otherwise have been granted based upon the restated financial results, but only to the extent of unvested or deferred equity awards. The Compensation Committee will consider the impact of taxes previously paid or withheld when determining whether, and to what extent, to recover incentive compensation.

Limitations on Deductibility of Executive Compensation

Prior to the Tax Cuts and Jobs Act (Tax Reform) that was signed into law on December 22, 2017, Section 162(m) of the Tax Code placed a $1 million limit on the amount of compensation the Company could deduct in any one year for compensation paid to our CEO and to certain of our other NEOs unless the compensation qualified as “performance-based compensation.” The Tax Reform, which took effect for tax years beginning December 31, 2017, retained the $1 million deduction limit, but repealed the “performance-based compensation” exception. The Tax Reform also expanded the definition of “covered employees” under Section 162(m) to include the CFO and any executive who is subject to the limitation in tax years beginning after 2016. As a result, for tax years beginning after December 31, 2017, compensation paid to our NEOs in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain binding written performance-based compensation agreements in effect on November 2, 2017 that are not materially modified thereafter. No assurance can be given that any future compensation will qualify for the transition relief. While the Compensation Committee will continue to consider the deductibility of compensation as one factor in determining executive compensation, the committee will also continue to look at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Restrictions on Pledging Common Stock Awards and Abusive Trading Practices; Anti-Hedging Policy

Our Securities Trading and Disclosure Policy prohibits our directors and officers from placing their Common Stock in a margin account with a broker or pledging their Common Stock as collateral to secure a debt. The policy also prohibits abusive trading practices involving our Common Stock, such as short-sales or hedging against market risk. Specifically, executive officers, directors and certain other designated persons as outlined in our policy are prohibited from engaging in hedging or monetization transactions related to Company or Company subsidiary securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds.  Based upon information submitted by our directors and executive officers, we do not believe any Common Stock held by them has been placed in a margin account or pledged as security for a loan.

Compensation Risk Assessment

Our Compensation Committee has reviewed our compensation policies and practices, including incentive programs, to ensure they do not encourage unreasonable or excessive risk-taking. Based upon this review, we believe our compensation policies and practices are not reasonably likely to expose us to unreasonable or excessive risk that could have a material adverse effect on us. We believe our practice of providing a significant portion of compensation in the form of long-term equity compensation and using multiple performance measures in our incentive plans serve to balance risk and reward. We also maintain a prohibition on hedging and an incentive compensation recovery policy to mitigate undue risk associated with compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019.

Patricia M. Nazemetz, Chair

William R. Davidson

Matthew A. Doheny

Executive Compensation

The tables below provide information on our NEO compensation in 2019, 2018 and 2017, as applicable.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)(5)	Total ($)
Darren D. Hawkins	2019	750,000	—		1,196,628		—	42,000	129,840	2,118,469
Chief Executive Officer	2018	708,814	—		1,412,564		2,208,750	—	95,553	4,425,681
	2017	521,833	—		244,382		—	27,000	27,544	820,759

Jamie G. Pierson(6)	2019	31,308	500,000	(7)	405,845		—	—	1,324	938,477
Chief Financial Officer

Stephanie D. Fisher(8)	2019	383,333	—		296,698		—	—	51,741	731,772
Former Chief Financial Officer	2018	400,000	—		141,214		930,000	—	29,103	1,500,317
	2017	358,285	43,205	(9)	138,334		—	—	45,078	584,902

Thomas J. O’Connor(10)	2019	608,333	—		411,249	(11)	—	197,000	27,902	1,244,484
Chief Operating Officer	2018	585,000	—		176,510		1,162,500	—	206,736	2,130,746

Jason T. Ringgenberg	2019	393,333	—		300,410		—	—	30,028	723,771
Chief Information Officer

Scott D. Ware	2019	500,000	—		370,873		—	—	45,669	916,543
Chief Network Officer	2018	449,643	—		150,033		1,162,500	—	28,480	1,790,656
	2017	419,577	—		195,971		—	—	23,781	639,329

(1)	See Compensation Discussion and Analysis—Description of Compensation Components—Base Salary for a discussion of base salaries for 2019.
(2)

Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 of time-vested restricted Common Stock and performance-based restricted stock, as applicable, granted to our NEOs on the dates shown in the tables below.  These amounts do not represent the actual amounts paid to or realized by our NEOs. The fair value of each grant of time-vested restricted Common Stock was determined using the closing market price of our Common Stock on the grant date.  The grant date fair value of the performance-based restricted stock granted in 2019, which is subject to satisfying the Stock Price Condition, was estimated using a Monte Carlo valuation technique as permitted by the guidance provided by FASB ASC Topic 718.

The number of shares of time-vesting Common Stock and performance-based restricted stock awarded to each of our NEOs and the grant date fair value as determined in accordance with FASB ASC Topic 718 are as follows:

2019 Grants

Name	Time Based Restricted Stock	Performance-Based Restricted Stock	Grant Date	Grant Date Fair Value Per Share ($)	Market Stock Price Threshold Condition ($)	Closing Stock Price as of Record Date ($)
Darren D. Hawkins	—	201,114	2/11/2019	4.43	11.75	1.72
	—	201,114	6/5/2019	1.52	11.75	1.72
Jamie G. Pierson	162,338	—	12/17/2019	2.50	—	1.72
Stephanie D. Fisher	—	33,033	2/11/2019	4.43	11.75	1.72
	—	99,010	6/5/2019	1.52	11.75	1.72
Thomas J. O’Connor	—	41,254	2/11/2019	4.43	11.75	1.72
	—	123,762	6/5/2019	1.52	11.75	1.72
	—	26,563	6/5/2019	1.52	11.75	1.72
Jason T. Ringgenberg	—	33,416	2/11/2019	4.43	11.75	1.72
	—	100,248	6/5/2019	1.52	11.75	1.72
Scott D. Ware	—	41,254	2/11/2019	4.43	11.75	1.72
	—	123,762	6/5/2019	1.52	11.75	1.72

2018 Grants

Name	Time Based Restricted Stock	Grant Date	Closing Price ($)
Darren D. Hawkins	43,433	2/13/2018	10.16
Darren D. Hawkins	116,741	4/30/2018	8.32
Stephanie D. Fisher	13,899	2/13/2018	10.16
Thomas J. O’Connor	17,373	2/13/2018	10.16
Scott D. Ware	14,767	2/13/2018	10.16

2017 Grants

Name	Time Based Restricted Stock	Grant Date	Closing Price ($)
Darren D. Hawkins	18,915	2/22/2017	12.92
Stephanie D. Fisher	10,707	2/22/2017	12.92
Scott D. Ware	15,168	2/22/2017	12.92
(3)

Only Messrs. Hawkins and O’Connor are eligible to participate in our pension plans. The amounts reported in this column represent the aggregate change in the actuarial present value of the accumulated benefits under our qualified defined benefit pension plans. The accumulated benefits for Messrs. Hawkins and O’Connor under our pension plans are due to their years of prior service with us. Benefit accruals under our pension plans were frozen on July 1, 2008. In 2019, the aggregate value of Mr. Hawkins’ pension benefits increased by $42,000 and the aggregate value of Mr. O’Connor’s pension benefits increased by $197,000. The increase in benefits in 2019 was due to a decrease in the interest rate used to calculate the present value of the benefits.

(4)	All other compensation for 2019 includes the following:

Name	Payments ($)
Darren D. Hawkins	129,840(a)
Jamie G. Pierson	1,324(b)
Stephanie D. Fisher	51,741(c)
Thomas J. O’Connor	27,902(d)
Jason T. Ringgenberg	30,028(e)
Scott D. Ware	45,669(f)

(a)

Represents a $20,261 payment for the cost of Mr. Hawkins’ health and welfare benefits, a $1,080 payment for the cost of Mr. Hawkins’ long-term disability benefits, an $8,400 employer contribution to the 401(k) plan in Mr. Hawkins’ name and a $102 payment for the cost of premiums for a term life insurance policy paid by us. Further, it represents amounts reimbursed to Mr. Hawkins for reasonable costs incurred in his weekly travel from his home near Memphis, Tennessee to Overland Park, Kansas. The total reimbursed amount of 2019 travel costs incurred by Mr. Hawkins was $72,000. All other compensation for 2019 includes reimbursement of $27,997 of taxes with respect to the reimbursement of these travel costs.

(b)

Represents amounts reimbursed to Mr. Pierson for reasonable costs incurred in his weekly travel from his home near Dallas, Texas. The total reimbursed amount of 2019 travel costs incurred by Mr. Pierson was $1,324. All other compensation for 2019 includes reimbursement of $377 of taxes with respect to the reimbursement of these travel costs.

(c)

Represents a $14,592 payment for the cost of Ms. Fisher’s health and welfare benefits, a $1,080 payment for the cost of Ms. Fisher’s long-term disability benefits, an $8,400 employer contribution to the 401(k) plan in Ms. Fisher’s name and a $102 payment for the cost of premiums for a term life insurance policy paid by us. Further, it represents a payment of $27,567 in respect of accrued vacation upon Ms. Fisher’s termination.

(d)

Represents an $18,104 payment for the cost of Mr. O’Connor’s long-term disability benefits, a $1,296 payment for the cost of Mr. O’Connor’s long-term disability benefits, an $8,400 employer contribution to the 401(k) plan in Mr. O’Connor’s name and a $102 payment for the cost of premiums for a term life insurance policy paid by us.

(e)

Represents a $20,621 payment for the cost of Mr. Ringgenberg’s health and welfare benefits, a $905 payment for the cost of Mr. Ringgenberg’s long-term disability benefits, an $8,400 employer contribution to the 401(k) plan in Mr. Ringgenberg’s name and a $102 payment for the cost of premiums for a term life insurance policy paid by us.

(f)

Represents a $20,621 payment for the cost of Mr. Ware’s health and welfare benefits, a $1,080 payment for the cost of Mr. Ware’s long-term disability benefits, a $7,938 employer contribution to the 401(k) plan in Mr. Ware’s name, and a $102 payment for the cost of premiums for a term life insurance policy paid by us. Further, it represents amounts reimbursed to Mr. Ware for reasonable costs incurred in his weekly travel from his home near Grand Rapids, Michigan. The total reimbursed amount of 2019 travel costs incurred by Mr. Ware was $9,743. All other compensation for 2019 includes reimbursement of $6,185 of taxes with respect to the reimbursement of these travel costs.

(5)

Reflects the full amount of costs paid on behalf of our NEOs rather than the amount paid on behalf of any NEO that exceeded what was paid to the general employee population to provide a more accurate comparison of our CEO compensation to our median employee’s compensation in the CEO Pay Ratio section herein.

(6)

Effective December 17, 2019, the Board appointed Mr. Pierson to be CFO and to serve as the principal accounting officer. Prior to this, Mr. Pierson was not employed by the Company in the other reported periods.

(7)	Mr. Pierson received a $500,000 cash hiring bonus.
(8)	Effective December 10, 2019, Ms. Fisher’s employment with the Company was terminated without cause.
(9)

Represents a one-time payment of $43,205 as additional compensation for Ms. Fisher’s service as Acting CFO, which amount reflects the differential between her base salary during her service in that role from January 2017 to May 2017 and her base salary as CFO.

(10)	Effective June 3, 2019, the Board appointed Mr. O’Connor chief operating officer of the Company.
(11)	Includes 26,563 shares of restricted Common Stock awarded to Mr. O’Connor in connection with his appointment as chief operating officer of the Company.

Realized Compensation

In 2019, we granted our NEOs, other than Mr. Pierson, the 2019 Performance Awards. The 2019 Performance Awards were granted under each of the 2011 Plan and the 2019 Plan (for which, in the case of the awards granted under the 2019 Plan, Stockholder approval was received on June 5, 2019).  Mr. Pierson received a time-based restricted stock award, which is not subject to the Stock Price Condition.

The grant date fair value in accordance with FASB ASC Topic 718 of the 2019 Performance Awards granted under the 2011 Plan was $4.43 per share, while the grant date fair value in accordance with FASB ASC Topic 718 of the 2019 Performance Awards granted under the 2019 Plan was $1.52 per share.  The grant date fair value of all such awards is included in the Summary Compensation Table for each NEO.

As of the Record Date, we do not anticipate that the Stock Price Condition will be satisfied on or before December 31, 2020, as required for any of the 2019 Performance Awards to satisfy the performance condition.  As of the Record Date, the fair value of the 2019 Performance Awards calculated in accordance with FASB ASC Topic 718 was zero.

The table below presents, on a supplemental basis, and not in replacement of the compensation information in the Summary Compensation Table, the expected total compensation that each NEO that received 2019 Performance Awards is expected to realize for 2019 based on the expectation that the Stock Price Condition will not be satisfied and that none of the 2019 Performance Awards will vest.  The amount for each NEO in the supplemental table (except for Mr. Pierson, who did not receive any 2019 Performance Awards) is calculated as the total compensation for such NEO, as included in the Summary Compensation Table, less the grant date fair value of stock awards for such NEO, as included in the Summary Compensation Table.

Executive Agreements

Fisher Severance Agreement

On January 2, 2020, in connection with her termination, Ms. Fisher and the Company entered into a severance agreement consistent with the Company’s Board-approved Severance Policy, pursuant to which Ms. Fisher received a lump sum which included her salary for eighteen (18) months plus $120,000 for placement services. In addition, Ms. Fisher received 13,791 shares of time-vested restricted shares she was previously granted that were scheduled to vest in February 2020 based on a proration calculation from the date of grant through the date of separation as provided under her current equity agreements.

Hawkins Severance Agreement

On May 1, 2018, in connection with his promotion to CEO, Mr. Hawkins and the Company entered into a severance agreement. For a description of Mr. Hawkins’ severance agreement, see —Potential Payments upon Termination or Change of Control—Hawkins Severance Agreement.

 Grants of Plan-Based Awards

The table below describes the grants of plan-based awards to our NEOs during the year ended December 31, 2019.

Name	Approval Date	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(2)
			Threshold (#)	Target (#)(1)	Maximum (#)
Darren D. Hawkins
Performance Stock Award(3)	2/11/19	2/11/19	—	201,114	—	—	890,935
Performance Stock Award(4)	2/11/19	6/5/19	—	201,114	—	—	305,693
Jamie G. Pierson
Stock Award(6)	12/9/19	12/17/19	—	—	—	162,338	405,845
Stephanie D. Fisher
Performance Stock Award(3)	2/11/19	2/11/19	—	33,003	—	—	146,203
Performance Stock Award(5)	2/11/19	6/5/19	—	99,010	—	—	150,495
Thomas J. O’Connor
Performance Stock Award(3)	2/11/19	2/11/19	—	41,254	—	—	182,755
Performance Stock Award(5)	2/11/19	6/5/19	—	123,762	—	—	188,118
Performance Stock Award(7)	2/11/19	6/5/19	—	26,563	—	—	40,376
Jason T. Ringgenberg
Performance Stock Award(3)	2/11/19	2/11/19	—	33,416	—	—	148,033
Performance Stock Award(5)	2/11/19	6/5/19	—	100,248	—	—	152,377
Scott D. Ware
Performance Stock Award(3)	2/11/19	2/11/19	—	41,254	—	—	182,755
Performance Stock Award(5)	2/11/19	6/5/19	—	123,762	—	—	188,118

(1)	There are no threshold or maximum levels for performance-based restricted stock awards granted in this table.
(2)	The grant date fair value of each equity award was computed in accordance with FASB ASC Topic 718.
(3)	Amounts represent performance-based restricted stock that remains subject to the Stock Price Condition that was awarded under the 2011 Plan.
(4)

Amount represents performance-based restricted stock that remains subject to the Stock Price Condition that was awarded under the 2019 Plan. Once the performance condition is met, the award is subject to a time-based vesting condition, where 100% of the award will vest on the 12-month anniversary following the date the Stock Price Condition is achieved, provided the recipient remains employed by the Company or an affiliate of the Company on that date.  The grant date is based on the date of Stockholder approval.

(5)

Amounts represent performance-based restricted stock that remains subject to the Stock Price Condition that was awarded under the 2019 Plan. Once the performance condition is met, each award is subject to time-based vesting conditions, where one-third of the amount will vest on the day the Stock Price Condition is met and the remaining two-thirds will vest on the 12-month anniversary following the date the Stock Price Condition is achieved, provided the recipient remains employed by the Company or an affiliate of the Company on that date.  The grant date is based on the date of Stockholder approval.

(6)

In connection with Mr. Pierson’s appointment as CFO, he received a one-time restricted stock grant of 162,338 shares of restricted Common Stock under the 2019 Plan.  The award vests in two equal installments, with one-half having vested immediately upon grant and one-half to vest on the first anniversary of the grant date.

(7)

Amount represents performance-based restricted stock awarded to Mr. O’Connor on June 5, 2019 pursuant to his appointment to chief operating officer effective on June 3, 2019. Such amount represents performance-based restricted stock that remains subject to satisfying the Stock Price Condition and was awarded under the 2019 Plan. Once the performance conditions are met, the award is subject to time-based vesting conditions, where one-third of the amount will vest on the day the Stock Price Condition is met and the remaining two-thirds will vest on the 12-month anniversary following the date the Stock Price Condition is achieved, provided the recipient remains employed by the Company or an affiliate of the Company on that date.  The grant date is based on the date of Stockholder approval.

Outstanding Equity Awards at Fiscal Year-End

The following table describes the outstanding stock awards for each NEO who had outstanding awards as of December 31, 2019. Ms. Fisher’s employment terminated without cause effective December 10, 2019, and she had no outstanding stock awards as of December 31, 2019.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Darren D. Hawkins
Restricted Stock(2)	86,785	221,302	—	—
Performance Stock Award(3)	—	—	402,228	1,025,681
Jamie G. Pierson
Restricted Stock(2)	81,169	206,981	—	—
Thomas J. O’Connor
Restricted Stock(2)	23,716	60,476	—	—
Performance Stock Award(3)	—	—	191,579	488,526
Jason T. Ringgenberg
Restricted Stock(2)	20,820	53,091	—	—
Performance Stock Award(3)	—	—	133,664	340,843
Scott D. Ware
Restricted Stock(2)	25,013	63,783	—	—
Performance Stock Award(3)	—	—	165,016	420,791

(1)

The market value of unvested restricted stock awards and performance-based restricted stock awards was calculated based on the per share closing price of our Common Stock of $2.55 on December 31, 2019 (the last business day of 2019).

(2)

For Mr. Hawkins, represents (i) 38,914 shares of restricted Common Stock granted on April 30, 2018, which vest on April 30, 2020, (ii) 28,956 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in two equal installments on February 13, 2020 and February 13, 2021 and (iii) 18,915 shares of restricted Common Stock granted on February 22, 2017, which cliff vested 100% on February 14, 2020.

For Mr. Pierson, represents 81,619 shares of restricted Common Stock granted on December 17, 2019, of which 100% will vest on December 17, 2020.

For Mr. O’Connor, represents (i) 12,134 shares of restricted Common Stock granted on February 22, 2017, which cliff vested 100% on February 14, 2020 and (ii) 11,582 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in two equal installments February 13, 2020 and February 13, 2021.

For Mr. Ringgenberg, represents (i) 7,760 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in two equal installments on February 13, 2020 and February 13, 2021, (ii) 7,974 shares of restricted Common Stock granted on March 24, 2017 which vested on February 14, 2020, and (iii) 5,086 shares of restricted Common Stock granted on February 22, 2017, which vested on February 14, 2020.

For Mr. Ware, represents (i) 15,168 shares of restricted Common Stock granted on February 22, 2017, which cliff vested 100% on February 14, 2020 and (ii) 9,845 shares of restricted Common Stock granted on February 13, 2018, which vested or vest in two equal installments on February 13, 2020 and February 13, 2021.

(3)

For Mr. Hawkins, represents (i) 201,114 shares of performance-based restricted stock granted on February 11, 2019, which vest upon achieving the Stock Price Condition and (ii) 201,114 shares of performance-based restricted stock granted on June 5, 2019, which vest on the 12-month anniversary of achieving the Stock Price Condition; provided that Mr. Hawkins remains employed by the Company or an affiliate of the Company on that date.

For Mr. O’Connor, represents (i) 41,254 shares granted on February 11, 2019, which vest upon achieving the Stock Price Condition; (ii) 123,762 shares granted on June 5, 2019, which vest in one-third upon achieving the Stock Price Condition and the remaining two-thirds will vest on the 12-month anniversary following the date the Stock Price Condition is achieved, and (iii) 26,563 shares granted on June 5, 2019 in connection with Mr. O’Connor’s promotion to chief operating officer, which vest in one-third upon achieving the Stock Price Condition and the remaining two-thirds will vest on the 12-month anniversary following the date the Stock Price Condition is achieved; provided that Mr. O’Connor remains employed by the Company or an affiliate of the Company on that date.

For Mr. Ringgenberg, represents (i) 33,416 shares granted on February 11, 2019, which vest upon achieving the Stock Price Condition and (ii) 100,248 shares granted on June 5, 2019, which vest in one-third upon achieving the Stock Price Condition and the remaining two-thirds will vest on the 12-month anniversary following the date the Stock Price Condition is achieved; provided that Mr. Ringgenberg remains employed by the Company or an affiliate of the Company on that date.

For Mr. Ware, represents (i) 41,254 shares granted on February 11, 2019, which vest upon achieving the Stock Price Condition and (ii) 123,762 shares granted on June 5, 2019, which vest in one-third upon achieving the Stock Price Condition and the remaining two-thirds will vest on the 12-month anniversary following the date the Stock Price Condition is achieved; provided that Mr. Ware remains employed by the Company or an affiliate of the Company on that date.

Stock Vested

The following table displays amounts received through restricted stock vesting during 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Darren D. Hawkins	62,800(2)	447,458
Jamie G. Pierson	81,169(3)	202,923
Stephanie D. Fisher	23,413(4)	115,547
Thomas J. O’Connor	11,895(5)	92,150
Jason T. Ringgenberg	6,668(6)	51,080
Scott D. Ware	12,649(7)	99,116

(1)	Values are based on the closing price of our Common Stock on the vesting date.
(2)

For Mr. Hawkins, includes vesting of (i) 38,913 shares of restricted Common Stock granted on April 30, 2018, (ii) 14,477 shares of restricted Common Stock granted on February 13, 2018 and (iii) 9,410 shares of restricted Common Stock granted on February 26, 2016.

(3)	For Mr. Pierson, includes vesting of 81,169 shares of restricted Common Stock granted on December 17, 2019.
(4)

For Ms. Fisher, includes vesting of (i) 8,441 shares of restricted Common Stock granted on February 13, 2018, (ii) 9,983 shares of restricted Common Stock granted on February 22, 2017 and (iii) 4,989 shares of restricted Common Stock granted on February 26, 2016. Of these shares of restricted Common Stock, 3,808 of the shares of restricted Common Stock granted on February 13, 2018 and 9,983 of the shares granted on February 22, 2017 were accelerated and vested on December 10, 2019 due to the termination of Ms. Fisher’s employment.

(5)	For Mr. O’Connor, includes vesting of (i) 5,791 shares of restricted Common Stock granted on February 13, 2018 and (ii) 6,104 shares of restricted Common Stock granted on February 26, 2016.
(6)	For Mr. Ringgenberg, includes vesting of (i) 3,880 shares of restricted Common Stock granted on February 13, 2018 and (ii) 2,788 shares of restricted Common Stock granted on February 26, 2016.
(7)	For Mr. Ware, includes vesting of (i) 4,922 shares of restricted Common Stock granted on February 13, 2018 and (ii) 7,727 shares of restricted Common Stock granted on February 26, 2016.

Pension Benefits

The following table provides information regarding pension benefits for our NEOs eligible for pension benefits for the year ended December 31, 2019.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Darren D. Hawkins	Yellow Corporation Pension Plan	18	242,000	—
Thomas J. O’Connor	Roadway LLC Pension Plan	23	720,000	—
	SEPP	25	385,000	—
	Transfer SRP	25	116,000	—

(1)	Effective July 1, 2008, benefit accruals under all plans and agreements were frozen.
(2)	In calculating the present value of the accumulated pension benefit, the following assumptions were used:
(a)	a FASB ASC Topic 715 discount rate of 3.56%;
(b)	an expected retirement age of 65, which is the normal retirement age in the Yellow Corporation Pension Plan;
(c)	the RP-2014 combined table, using a custom MP-2018 scale, was used as the post-retirement mortality table and no table was used for pre-retirement mortality; and
(d)	a discount percentage of 3.56% was used to calculate the lump sum distribution.

Yellow Corporation Pension Plan

The Yellow Corporation Pension Plan, a legacy noncontributory defined benefit plan, was frozen to new employees after December 31, 2003. Benefit accruals under the plan were frozen on July 1, 2008. Plan benefits are calculated based solely on salaries and cash annual incentive compensation and service earned before July 1, 2008. Participants are vested after five years of service. Pension benefits may be paid in a lump sum beginning at age 65 or upon termination for any participant.

Mr. Hawkins will be entitled to an annual pension benefit (single life annuity) at age 65 of $16,953, or at that time he would alternatively be eligible to take a lump sum distribution or other optional form of annuity. If a participant is age 55 to 65 and has 11 or more years of vesting service, he or she is eligible for early retirement, subject to reduction of his or her accrued benefit. For example, the accrued benefit is reduced to 40% of the full age 65 benefit at age 55, 60% at age 60, and 90% at age 64.

Roadway LLC Pension Plan

The Roadway LLC Pension Plan is a legacy noncontributory defined benefit plan in which certain employees of Roadway were participants prior to the 2003 acquisition of Roadway by Yellow. Mr. O’Connor is the only NEO with accrued benefits under the plan based upon his years of service with Roadway and compensation prior to July 1, 2008. The plan was frozen to new participants on December 31, 2003. Benefit accruals under the plan were frozen on July 1, 2008. Participants were vested after five years of service. Pension benefits may be paid in a lump sum beginning at age 65 or upon termination for any participant.

Mr. O’Connor will be entitled to an annual pension benefit (single life annuity) at age 65 of $62,479, or at that time he would alternatively be eligible to take a lump sum distribution or other optional form of annuity. If a participant is age 55 to 65 and has 10 or more years of vesting service, he or she is eligible for early retirement subject to a reduction in his or her benefit. For example, the accrued benefit is reduced to 55% of the age 65 benefit if paid at age 55, 85% at age 60, and 97% at age 64. Alternatively, if a participant who is classified as an exempt employee is at least age 50 and his or her age plus vesting service equals or exceeds 75 (rule of 75), he or she is eligible for early retirement subject to reduction in his or her benefit under an alternative formula if it results in a smaller reduction. For example, the accrued benefit is reduced to 80% of the age 65 benefit if age plus vesting service equals or exceeds 75 but is less than 80, and the accrued benefit is reduced to 90% if age plus vesting service equals or exceeds 85 but is less than 90.

Supplemental Retirement Plans

We adopted supplemental retirement plans to provide for the payment of benefits to certain plan participants who would have lost benefits as a result of Tax Code provisions limiting the benefits payable or the compensation taken into account in computing applicable benefits.

Supplemental Executive Pension Plan (SEPP). We maintain a Supplemental Executive Pension Plan for certain executives, including Mr. O’Connor. The SEPP is intended to be a benefit restoration plan that provides nonqualified deferred benefits to executives whose qualified benefits were limited by the Tax Code.

Benefits under the SEPP are paid in a lump sum payment or in the form of an annuity following the earliest to occur of the following:

•	the executive’s death; or
•	the later of:
(A)	the executive attaining the executive’s Earliest Retirement Date (as defined in the Yellow Corporation Pension Plan); or
(B)	the earlier of:
(1)	the executive’s termination of employment; or
(2)	a specified payment date elected by the executive.

Notwithstanding the above, if the present value of the executive’s SEPP benefit amount is less than or equal to $15,000, the benefit is payable only as a single lump sum. In addition, if a Change of Control (as defined in the SEPP) occurs, the present value of the executive’s SEPP benefit amount will be actuarially reduced and paid in a lump sum within 30 days following the Change of Control. Benefits are payable under the SEPP if an executive’s benefit under the Yellow Corporation Pension Plan has been limited under Tax Code Sections 401(a)(17) (with respect to annual compensation) and 415 (with respect to benefits). Effective July 1, 2008, benefit accruals under the SEPP were frozen. Payments based on a termination of employment under any of the foregoing plans are paid six months following the termination of employment.

Transferred Executives’ Supplemental Retirement Plan (Transfer SRP). Certain executives transferred from our subsidiaries that provided retirement benefits through a combination of qualified defined benefit and defined contribution plans to subsidiaries that provided retirement benefits solely through qualified defined contribution plans. For these transferred executives, we adopted the Transfer SRP, which was intended to restore benefits the transferred executives would not receive under the qualified defined benefit plans as a result of their transfers. Benefit vesting under the Transfer SRP is determined by the vesting provisions of the underlying defined benefit plan in which the transferred executive previously participated. Benefits under the Transfer SRP are paid in a lump sum to the executives following their death, retirement, termination of employment, or in accordance with an executive’s specified date election. Benefit accruals under the Transfer SRP were frozen effective July 1, 2008.

Potential Payments upon Termination or Change of Control

The following narrative and table, together with other information in this proxy statement, describe the potential payments and benefits under our written agreements and compensation and benefit plans and arrangements to which our NEOs would be entitled upon termination of employment or a change of control.

The amounts discussed in the narrative and shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay and distribution of balances under our 401(k) plan.

The following narrative and table describe the potential payments and benefits under plans and arrangements as of December 31, 2019.

Hawkins Severance Agreement

For purposes of the Hawkins severance agreement, entered into on May 1, 2018, cause means:

•	willful misconduct or gross negligence in the performance of the executive’s duties to the Company;

•

the executive’s continued refusal to substantially perform his material duties to the Company or to follow the lawful directives of the Board (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company;

•	the executive’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude;

•	the executive’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty, or misappropriation of the Company’s property; or
•

material breach of the executive’s severance agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within 10 days of notice from the Company.

For purposes of the Hawkins severance agreement, good reason to resign exists if, within 30 days after he knows (or has reason to know) of the occurrence of any of the following events, he provides written notice requesting that the Board cure the event, and the Board fails to cure the event (if curable) within 30 days following receipt of the notice:

•	a reduction in base salary or target bonus;
•

material diminution in titles, duties, or responsibilities or the assignment of duties or responsibilities that materially impair his ability to perform the duties or responsibilities then assigned to him or normally assigned to the executive in an enterprise of comparable size and structure;

•	the assignment of duties to the executive that are materially inconsistent with the executive’s position with the Company;
•	a required relocation of the executive’s primary office location of more than 50 miles; or
•	material breach of our obligations under the severance agreement or other material agreement with the executive.

If we terminate Mr. Hawkins’ employment for cause, if he resigns without good reason, or upon his death or disability, he is entitled to the following compensation within 60 days following such termination:

•	any unpaid base salary earned through the date of termination;
•	any earned but unpaid salary or other accrued amounts and reimbursement for reasonable expenses incurred but not paid prior to such termination; and
•	any other or additional benefits (if any), in accordance with the then-applicable terms of any plan, program, agreement, or other arrangement in which he participates.

If we terminate the employment of Mr. Hawkins without cause or if he terminates his employment for good reason, he will be entitled to continued payment of his annual base salary for 24 months, as well as reimbursement of certain COBRA health premiums for a period of 18 months. In the event of a qualified termination within 12 months of a change of control, Mr. Hawkins will be entitled to (i) a lump sum payment equal to twice the sum of his then-current base salary and target bonus in the year of termination, (ii) reimbursement of certain COBRA health premiums for a period of 18 months, and (iii) vesting of outstanding equity awards, with performance awards vesting at target levels and outstanding options remaining exercisable for 12 months following termination (but not beyond the original term of such options). Mr. Hawkins will be entitled to participate in the Company’s annual incentive plan and various health and other benefit plans available to senior executives while he remains employed by the Company.

For a period of 12 months following any termination, Mr. Hawkins has agreed (i) not to compete with us and (ii) not to solicit our customers or employees and not to interfere with our relationships with our suppliers and certain other parties. We may cease making severance payments to Mr. Hawkins if he breaches any of these restrictive covenants.

Fisher Severance Agreement

In connection with her termination without cause, on January 2, 2020, Ms. Fisher and the Company entered into a severance agreement consistent with the Company’s Board-approved severance policy.

Pursuant to her severance agreement with the Company, Ms. Fisher received a lump sum which included her salary for eighteen (18) months plus $120,000 for placement services in January 2020. In addition, Ms. Fisher received a portion of the time-vested restricted shares she was previously granted that were scheduled to vest in February 2020 based on a proration calculation from the date of grant through the date of separation as provided under her current equity agreements.

Executive Separation Policy

The Compensation Committee may provide severance and change of control compensation under the Severance Policy. See Compensation Discussion and Analysis—Severance Policy and Other Termination-of-Employment Benefits.

Equity Award Agreements

Performance Stock Award Agreements

February 11, 2019 Grants

All performance stock award grants granted on February 11, 2019 to our NEOs were made pursuant to the form of stock award agreement created under our 2011 Plan (2011 Plan Award Agreement) adopted by the Compensation Committee on February 11, 2019. All awards under the 2011 Plan Award Agreement vest upon achieving the Stock Price Condition.

These restricted stock award agreements provide that if the NEO’s employment is terminated prior to vesting due to death or disability, all of the unvested equity under the 2011 Plan Award Agreement will immediately vest.

If, within twelve (12) months following a change in control of the Company, the participant has a Qualifying Termination (as defined below for the purposes of the 2011 Plan Award Agreement), all shares of restricted Common Stock subject to the 2011 Plan Award Agreement become fully vested and all transfer restrictions thereon lapse. Qualifying Termination means a termination of the participant’s employment by the Company or an affiliate without “Cause” or a termination of the participant’s employment by the participant for Good Reason. “Cause” means (i) the participant’s willful misconduct or gross negligence in the performance of the participant’s duties to the Company; (ii) the participant’s continued refusal to substantially perform the participant’s material duties to the Company or to follow the lawful directives of the Company’s Board (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company; (iii) the participant’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) the participant’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) material breach of the 2011 Plan Award Agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within ten (10) days of notice from the Company. “Good Reason” means the occurrence of any of the following events: (i) reduction in participant’s base salary or target bonus, (ii) any material diminution in participant’s titles, duties or responsibilities or the assignment to him of duties or responsibilities that materially impairs his ability to perform the duties or responsibilities then assigned to the participant’s or normally assigned to someone in the participant’s role of an enterprise of the size and structure of the Company, (iii) the assignment of duties to the participant that are materially inconsistent with the participant’s position with the Company, or (iv) a material breach of the 2011 Plan Award Agreement or any other material, written agreement with the participant. For purposes of the 2011 Plan Award Agreement, the participant shall have Good Reason to terminate employment if, within thirty (30) days after participant knows (or has reason to know) of the occurrence of any of the events described above, participant provides written notice requesting cure to the Board of such events, and the Board fails to cure, if curable, such events within thirty (30) days following receipt of such notice, and the Participant actually terminates employment within ninety (90) days following the expiration of such cure period.

Notwithstanding any other provision of the 2011 Plan Award Agreement, if the participant breaches the Company’s code of conduct, then the participant forfeits the right to any further vesting of the participant’s restricted Common Stock.

If the participant’s employment with the Company or an affiliate is terminated for any reason before the Stock Price Condition is achieved, the participant forfeits all shares of restricted Common Stock subject to the 2011 Plan Award Agreement.

June 5, 2019 Grants

All performance stock award grants granted on June 5, 2019 to our NEOs, apart from Mr. Hawkins, were made pursuant to the form of stock award agreement created under our 2019 Plan (2019 Plan Award Agreement) adopted by the Compensation Committee on February 11, 2019. All awards under the 2019 Plan Award Agreement vest in one-third upon achieving the Stock Price Condition, and two-thirds upon the 12-month anniversary of achieving the Stock Price Condition, so long as the NEO is still employed with the Company or an affiliate on such 12-month anniversary.

These restricted stock award agreements provide that if the NEO’s employment is terminated prior to vesting due to death or disability, all of the unvested equity under the 2019 Plan Award Agreement will immediately vest.

If, within twelve (12) months following a change in control of the Company, the participant has a Qualifying Termination (as defined below for the purposes of the 2019 Plan Award Agreement), all shares of restricted Common Stock subject to the 2019 Plan Award Agreement become fully vested and all transfer restrictions thereon lapse. If a participant has a Qualifying Termination after the Stock Price Condition is achieved, but before the twelve-month anniversary of achieving the Stock Price Condition, the remaining 66.7% of the shares of restricted Common Stock will vest on a 1/365th pro-rata basis depending on the number of days the participant is employed by the Company or an affiliate after the Stock Price Condition is achieved. Qualifying Termination means a termination of the participant’s employment by the Company or an affiliate without “Cause” or a termination of the participant’s employment by the participant for Good Reason. “Cause,” means (i) the participant’s willful misconduct or gross negligence in the performance of the participant’s duties to the Company; (ii) the participant’s continued refusal to substantially perform the participant’s material duties to the Company or to follow the lawful directives of the Company’s Board (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company; (iii) the participant’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) the participant’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) material breach of the 2019 Plan Award Agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within ten (10) days of notice from the Company. “Good Reason” means the occurrence of any of the following events: (i) reduction in participant’s base salary or target bonus, (ii) any material diminution in participant’s titles, duties or responsibilities or the assignment to him of duties or responsibilities that materially impairs his ability to perform the duties or responsibilities then assigned to the participant or normally assigned to someone in the participant’s role of an enterprise of the size and structure of the Company, (iii) the assignment of duties to the participant that are materially inconsistent with the participant’s position with the Company, or (iv) a material breach of the 2019 Plan Award Agreement or any other material, written agreement with participant.

Notwithstanding any other provision of the 2019 Plan Award Agreement, if the participant breaches the Company’s code of conduct, then the participant forfeits the right to any further vesting of the participant’s restricted Common Stock.

If the participant’s employment with the Company or an affiliate is terminated for any reason before the Stock Price Condition is achieved, the participant forfeits all shares of restricted Common Stock subject to the 2019 Plan Award Agreement.

In the case of Mr. Hawkins, his restricted stock grant granted on June 5, 2019 was made pursuant to the form of restricted stock agreement (Hawkins Award Agreement) adopted by the Compensation Committee on February 11, 2019. His grant made under the Hawkins Award Agreement will vest on the 12-month anniversary of achieving the Stock Price Condition, so long as he is still employed by the Company or an affiliate on such 12-month anniversary.

If, within twelve (12) months following a change in control of the Company, Mr. Hawkins has a Qualifying Termination (as defined below for the purposes of the Hawkins Award Agreement), all shares of restricted Common Stock subject to the Hawkins Award Agreement become fully vested and all transfer restrictions thereon lapse. If Mr. Hawkins has a Qualifying Termination after the Stock Price Condition is achieved, but before the twelve-month anniversary of achieving the Stock Price Condition, the shares of restricted Common Stock will vest on a 1/365th pro-rata basis depending on the number of days Mr. Hawkins is employed by the Company or an affiliate after the Stock Price Condition is achieved. Qualifying Termination means a termination of Mr. Hawkins’ employment by the Company or an affiliate without “Cause” or a termination of Mr. Hawkins’ employment by Mr. Hawkins for Good Reason. “Cause,” means (i) Mr. Hawkins’ willful misconduct or gross negligence in the performance of his duties to the Company; (ii) his continued refusal to substantially perform his material duties to the Company or to follow the lawful directives of the Company’s Board (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company; (iii) his indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) his performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) his material breach of the Hawkins Award Agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within ten (10) days of notice from the Company. “Good Reason” means the occurrence of any of the following events: (i) reduction in Mr. Hawkins’ base salary or target bonus, (ii) any material diminution in his titles, duties or responsibilities or the assignment to him of duties or responsibilities that materially impairs his ability to perform the duties or responsibilities then assigned to Mr. Hawkins or normally assigned to someone in Mr. Hawkins’ role of an enterprise of the size and structure of the Company, (iii) the assignment of duties to Mr. Hawkins that are materially inconsistent with Mr. Hawkins’ position with the Company, or (iv) a material breach of the Hawkins Award Agreement or any other material, written agreement with him.

If, within twelve (12) months following a change in control of the Company, Mr. Hawkins has a Qualifying Termination, all shares of restricted Common Stock subject to the Hawkins Award Agreement become fully vested and all transfer restrictions thereon lapse.

Notwithstanding any other provision of the Hawkins Award Agreement, if Mr. Hawkins breaches the Company’s code of conduct, then he would forfeit the right to any further vesting of his restricted Common Stock.

If Mr. Hawkins’ employment with the Company or an affiliate is terminated for any reason before the Stock Price Condition is achieved, he would forfeit all shares of his restricted Common Stock subject to the Hawkins Award Agreement.

Restricted Stock Award Agreement

All restricted stock grants to our NEOs in 2015 or 2016 were made pursuant to the form of restricted stock award agreement (Previous RSA Agreement) adopted by the Compensation Committee on March 9, 2015. On February 22, 2017, the Compensation Committee approved an updated form of restricted stock award agreement (2017 RSA Agreement) to reflect a three-year cliff vesting, rather than vesting over three years in equal tranches as is the case with the Previous RSA Agreements. Other than the change to the vesting terms, the terms of the 2017 RSA Agreement are the same as those set forth in the Previous RSA Agreement. All restricted stock grants to the NEOs in 2017 were made pursuant to the 2017 RSA Agreement. On February 13, 2018, the Compensation Committee adopted a new form of restricted stock award agreement, which is the same as the Previous RSA Agreement, and provides for the award of restricted stock to vest ratably as set forth in the terms of each award. All restricted stock grants to the NEOs in 2018 were made pursuant to such form of award agreement (other than a grant of 146,243 shares of restricted Common Stock to our former CEO, Mr. Welch, in connection with his retirement, which was made in accordance with a stock agreement Mr. Welch had with the Company).

These restricted stock award agreements provide that if the NEO’s employment terminated prior to vesting due to death or disability, all of the unvested equity will immediately vest.

If the executive’s employment is terminated by the Company in a Qualifying Termination (as defined below for the purposes of this section), an additional number of shares of restricted Common Stock will vest equal to the number of shares of restricted Common Stock that would have vested on the next regularly scheduled vesting following such termination date had the executive’s employment continued until such time, multiplied by a fraction, the numerator of which is the number of days since the most recent prior vesting date that has elapsed prior to such termination, and the denominator of which is 365 (1,095 for the 2017 RSA Agreement). Qualifying Termination is defined in the restricted stock agreement as a termination of the executive’s employment by the Company without cause or a termination of the executive’s service by the executive for good reason. Cause is defined in the restricted stock agreement as (i) the executive’s willful misconduct or gross negligence in the performance of his or her duties to the Company, (ii) the executive’s continued refusal to substantially perform his or her material duties to the Company or to follow the lawful directives of the Board (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company, (iii) the executive’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude, (iv) the executive’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty, or misappropriation of the Company’s property, or (v) material breach of the restricted stock agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within ten days of notice from the Company. Good reason is defined in the restricted stock agreement as the occurrence of any of the following events: (i) reduction in the executive’s base salary or target bonus, (ii) any material diminution in the executive’s titles, duties, or responsibilities or the assignment to him or her of duties or responsibilities that materially impairs his or her ability to perform the duties or responsibilities then assigned or normally assigned to someone in his or her role of an enterprise of the size and structure of the Company, (iii) the assignment of duties to the executive that are materially inconsistent with his or her position with the Company, or (iv) a material breach of the restricted stock agreement or any other material, written agreement with the executive.

If the executive’s employment is terminated for any reason other than death, disability, or in a Qualifying Termination, all unvested stock awards will be forfeited unless otherwise determined by the Compensation Committee in its sole discretion. Upon a change of control, if the executive’s employment is terminated by the Company in a Qualifying Termination within twelve months following such change of control, all unvested restricted Common Stock will immediately vest. Change of control is defined in the restricted stock agreements as:

•

any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding an acquisition pursuant to a merger or consolidation of the Company or any direct or indirect subsidiary of the Company that does not constitute a change in control thereunder;

•

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

•

a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor) outstanding immediately after such merger or consolidation, except that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the Stockholders in substantially the same proportions as their ownership of Common Stock of the Company) acquires more than 50% of the combined voting power of the Company’s then outstanding securities will not constitute a change in control of the Company; or

•

a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or to an entity controlled by such person or persons).

The following table estimates the value of payments and benefits that would become payable or accrue to our NEOs, other than Ms. Fisher, as of December 31, 2019 under the scenarios described below, in each case based on the assumptions described in the footnotes to the table.  Ms. Fisher entered into a severance agreement with the Company on January 2, 2020 in respect to her resignation on December 10, 2019.  The payments to Ms. Fisher pursuant to such severance agreement are reflected in the table below.

		Type of Payment(1)(2)
Name	Type of Termination	Cash Severance ($)	Equity Awards ($)(3)	Other Payments ($)	Total Payments ($)
Darren D. Hawkins	Termination upon Qualifying Termination	1,500,000(5)	144,974(8)	39,533(4)	1,684,507
	Termination upon Death or Disability	—	1,246,983(9)	—	1,246,983
	Change of Control with No Termination or with non-Qualifying Termination	—	—	—	—
	Change of Control with Qualifying Termination	1,500,000(6)	1,246,983(9)	39,533(4)	2,786,516

Jamie G. Pierson	Termination without Cause	1,110,000(7)	7,939(10)	—	1,117,939
	Resignation for Good Reason	—	7,939(10)	—	7,939
	Termination upon Death or Disability	—	206,981(9)	—	206,981
	Change of Control with No Termination or with non-Qualifying Termination	—	—	—	—
	Change of Control with Termination without Cause	1,110,000(7)	206,981(9)	—	1,316,981
	Change of Control with Resignation for Good Reason	—	206,981(9)	—	206,981

Stephanie D. Fisher	Termination without Cause	600,000(7)	36,371(11)	120,000(12)	756,371

Thomas J. O’Connor	Termination without Cause	937,500(7)	42,431(11)	—	979,931
	Resignation for Good Reason	—	42,431(11)	—	42,431
	Termination upon Death or Disability	—	549,002(9)	—	549,002
	Change of Control with No Termination or with non-Qualifying Termination	—	—	—	—
	Change of Control with Termination without Cause	937,500(7)	549,002(9)	—	1,486,502
	Change of Control with Resignation for Good Reason	—	549,002(9)	—	549,002

Jason T. Ringgenberg	Termination without Cause	607,500(7)	40,393(13)	—	647,893
	Resignation for Good Reason	—	40,393(13)	—	40,393
	Termination upon Death or Disability	—	40,393(9)	—	40,393
	Change of Control with No Termination or with non-Qualifying Termination	—	—	—	—
	Change of Control with Termination without Cause	607,500(7)	393,934(9)	—	1,001,434
	Change of Control with Resignation for Good Reason	—	393,934(9)	—	393,934

Scott D. Ware	Termination without Cause	750,000(7)	47,844(11)	—	797,844
	Resignation for Good Reason	—	47,844(11)	—	47,844
	Termination upon Death or Disability	—	484,574(9)	—	484,574
	Change of Control with No Termination or with non-Qualifying Termination	—	—	—	—
	Change of Control with Termination without Cause	750,000(7)	484,574(9)	—	1,234,574
	Change of Control with Resignation for Good Reason	—	484,574(9)	—	484,574

(1)

Excludes payments and benefits to the extent they are provided on a non-discriminatory basis to eligible salaried employees upon termination of employment, including accrued salary and vacation pay and distribution of balances under our 401(k) plan. The amounts also exclude payment of accrued amounts under our pension plans, as described under Pension Benefits.

(2)

The value of the post-termination compensation included in the Cash Severance column for Messrs. Pierson, O’Connor, Ringgenberg, and Ware and Ms. Fisher are contemplated by the Severance Policy. The Severance Policy provides that to be eligible for any post-termination compensation, the employee must first execute a separation agreement containing appropriate confidentiality and other provisions. The terms of these agreements may vary in the Compensation Committee’s discretion.

(3)

The information in this column reflects the value of restricted Common Stock that will vest upon the triggering event. The payment was calculated based upon the $2.55 closing price of our Common Stock on December 31, 2019 (the last business day of 2019).

(4)	Pursuant to his severance agreement, Mr. Hawkins is entitled to reimbursement of up to eighteen months of COBRA premiums paid by him.
(5)	This amount represents post-termination compensation of an amount equal to 200% of annual base salary, payable in 24 monthly installments pursuant to Mr. Hawkins’ severance agreement.
(6)

This amount represents payment of an amount equal to 2.0 multiplied by the sum of Mr. Hawkins’ then-current rate of base salary plus Mr. Hawkins’ target bonus under the annual incentive plan for the year of termination.

(7)	This amount represents post-termination compensation of an amount equal to 150% of annual base salary, payable in 18 monthly installments pursuant to the Severance Policy.
(8)

This amount represents the acceleration of vesting of (a) the pro-rata number of shares (from February 22, 2017 through December 31, 2019) of restricted stock granted in 2017 plus (b) the pro-rata number of shares (from February 13, 2019 through December 31, 2019) of restricted stock granted in February 2018 plus (c) the pro-rata number of shares (from April 30, 2019 through December 31, 2019) of restricted stock granted in April 2018. This amount does not include any shares granted prior to 2017 and does not include any performance-based restricted stock units granted in 2019.

(9)	This amount represents the acceleration of vesting of all shares of restricted stock outstanding as of December 31, 2019.
(10)	This amount represents the acceleration of vesting of the pro-rata number of shares (from December 17, 2019 through December 31, 2019) of restricted stock granted in 2019.
(11)

This amount represents the acceleration of vesting of (a) the pro-rata number of shares (from February 22, 2017 through December 31, 2019) of restricted stock granted in 2017 plus (b) the pro-rata number of shares (from February 13, 2019 through December 31, 2019) of restricted stock granted in 2018. This amount does not include any shares granted prior to 2017 and does not include any performance-based restricted stock units granted in 2019.

(12)	Reflects a lump sum payment for placement services. See Executive Agreements—Fisher Severance Agreement.

(13)  This amount represents the acceleration of vesting of (a) the pro-rata number of shares (from February 22, 2017 through December 31, 2019) of restricted stock granted in February 2017 plus (b) the pro-rata number of shares (from March 24, 2017 through December 31, 2019) of restricted stock granted in March 2017 plus (c) the pro-rata number of shares (from February 13, 2019 through December 31, 2019) of restricted stock granted in 2018. This amount does not include any shares granted prior to 2017 and does not include any performance-based restricted stock units granted in 2019.

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 on our compensation plans under which equity securities are authorized for issuance. The table does not reflect issuances made during 2020.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	525,572(1)	$3,600(2)	1,868,184(3)
Equity compensation plans not approved by security holders	—	—	—
Total	525,572	$3,600	1,868,184

(1)	Includes 33,089 shares issuable upon the exercise of stock options and 492,483 shares issuable upon settlement of RSUs.
(2)	Does not take into account shares issuable upon settlement of RSUs, which have no exercise price.
(3)	Represents 1,868,184 shares available for issuance under our 2019 Plan.

CEO Pay Ratio

We are required by SEC rules to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee.

In 2020, we determined our median employee based on the Medicare taxable wages (annualized in the case of full- and part-time employees who joined or left the Company during 2019) of each of our employees as of November 1, 2019 (excluding Mr. Hawkins, our CEO).

The annual total compensation of our median employee for 2019 was $85,014 (Median Compensation). The Median Compensation includes $58,261 in regular wages, overtime and payments for holidays, vacation days and other similar days off for which the employee was entitled to compensation. In addition, we paid $21,212 in health and welfare benefits on behalf of our median employee. Finally, the Median Compensation includes $5,541 in 2019 pension contributions. After significant effort, we could not ascertain a reasonable estimate of the value of the change in the value of the account of the multi-employer pension fund in which the median employee participates with the information available to us, and we determined that the Company’s 2019 contribution on behalf of the median employee was a reasonable and meaningful alternative.

For the year ended December 31, 2019, the total compensation for our CEO, Mr. Hawkins, was $2,118,469 as reported in the “Total” column of the Summary Compensation Table above. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our other employees was approximately 24.9:1.

Supplementally, as we noted previously, management does not anticipate the Stock Price Condition will be met on Mr. Hawkins’ performance-based restricted stock awards before such awards will automatically be forfeited. If we do not give effect to the grant date fair value of the performance-based restricted stock awarded to Mr. Hawkins, Mr. Hawkins’ total compensation would have been $921,841, and our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our other employees would have been approximately 10.8:1.

Audit & Ethics Committee Report

The Audit & Ethics Committee (Committee) oversees our accounting and financial reporting process on behalf of the Board. The Committee is composed of three independent directors (as defined by the NASDAQ Listing Rules), met eight times in 2019 and operates under a written charter, which is available on the Board Committee Charters and Code of Business Conduct page of our website at www.yrcw.com. As provided in the Committee’s charter, the Committee’s responsibilities include overseeing the quality and integrity of our financial reporting, including our systems of disclosure controls and procedures and internal controls, the qualifications and independence of our external auditors and the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019 with management, including a discussion of the quality and acceptability of our financial reporting as of and for the year ended December 31, 2019 and the effectiveness of our system of internal controls as of December 31, 2019.

The Committee reviewed with the independent registered public accounting firm, KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality and acceptability of our financial reporting, the effectiveness of the Company’s internal control and such other matters as are required to be discussed with the Committee in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). In addition, the Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

The Committee has discussed with KPMG its independence from the Company and its management, including the written disclosures and the letter from KPMG required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence. The Committee also has considered whether the provision by KPMG of non-audit professional services is compatible with maintaining its independence.

The Committee also discussed with our internal auditors and KPMG the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Committee also meets in executive session separately with the internal auditors, KPMG, Company management and the Company’s general counsel at least annually.

In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. The Committee also reappointed KPMG as our independent registered public accounting firm for our 2020 fiscal year. KPMG has served as our independent registered public accounting firm since 2002.

Douglas A. Carty, Chair

Matthew A. Doheny

Patricia M. Nazemetz

Audit and Audit-Related Fees

The following fees were paid to KPMG for 2019 and 2018:

	2019	2018
Audit fees(1)	$2,831,950	$2,645,460
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$2,831,950	$2,645,460

(1)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and the effectiveness of our internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

Pursuant to the Audit & Ethics Committee charter, the Audit & Ethics Committee pre-approves all audit and non-audit services provided by our independent auditor. The Chair of the Audit & Ethics Committee may pre-approve the provision of audit and non-audit services up to $100,000, provided that any approval by the Chair of the Audit & Ethics Committee must be reported to the full Audit & Ethics Committee at its next meeting. This delegation of authority was established to handle approval of audit and non-audit services prior to engagement of the independent auditor before the next scheduled Audit & Ethics Committee meeting. The Audit & Ethics Committee pre-approved all audit and other services and fees for 2019. None of the services provided by our independent auditor were approved by the Audit & Ethics Committee pursuant to the exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Certain Relationships and Related Transactions

Related Party Transaction Policies and Procedures

Our Board has adopted a written Related Party Transaction Policy. Our Related Party Transaction Policy requires that a Related Party (as defined in the policy) must promptly disclose to our General Counsel any Related Party Transaction (defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved exceeds $120,000 during any 24-month period and the Related Party has or will have a direct or indirect interest; or any business, consulting or professional relationship between a Related Party and a major supplier or customer) and all material facts with respect thereto. Our General Counsel will then promptly communicate that information to our Governance Committee. No Related Party Transaction will be consummated or will continue without the approval or ratification of our Governance Committee. If advance Governance Committee approval is not feasible, then the Related Party Transaction will be considered and may be ratified, modified or terminated as the Governance Committee may determine at its next regularly-scheduled meeting. In determining whether to approve or ratify a Related Party Transaction, our Governance Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available from an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. It is our policy that directors interested in a Related Party Transaction will recuse themselves from any vote on a Related Party Transaction in which they have an interest.

Related Party Transactions

Other than as described in this paragraph, since January 1, 2018, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded $120,000 and in which any of the Company’s directors, executive officers, or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. On June 11, 2018, the Company entered into an agreement with our former CEO, James L. Welch, who was then serving as a member of the Board, for him to provide consulting services to the Company as part of its succession plan for the CEO role. The consulting agreement became effective on August 1, 2018, immediately following Mr. Welch’s July 31, 2018 retirement, and was terminated on July 31, 2019. Mr. Welch was paid $150,000 per annum as an independent contractor for his services, receiving $87,500 for consulting services performed during 2019.

Proposal 2:  Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit & Ethics Committee has appointed KPMG as our independent registered public accounting firm for fiscal year 2020. KPMG has confirmed to the Audit & Ethics Committee that they are independent accountants with respect to us.

Our Board submits the Audit & Ethics Committee’s appointment of our independent auditor for ratification by Stockholders at each annual meeting. Representatives of KPMG are expected to be present at this Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Effect of the Proposal

Although Stockholder ratification is not required, if Stockholders do not ratify the appointment of KPMG as our independent registered public accounting firm for fiscal year 2020, the Audit & Ethics Committee will reconsider the appointment.

Required Vote

Proposal 2 requires approval of a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 3:  Advisory Proposal On Named Executive Officer Compensation

As required by Section 14A of the Exchange Act and in accordance with SEC rules, we are asking Stockholders to approve, on a non-binding basis, the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.

This advisory vote is not intended to address any specific element of executive compensation, but is instead intended to address the overall compensation of our NEOs as disclosed in this proxy statement. As selected by our Stockholders at the 2017 Annual Meeting of Stockholders and approved by our Board, an advisory vote to approve the compensation of our NEOs is held annually.

Executive compensation is an important issue for our Stockholders. As described in Compensation Discussion and Analysis, the Compensation Committee is responsible for establishing and implementing our executive compensation philosophy and practices. The Compensation Committee has adopted a market-based executive compensation program that supports our near- and long-term strategic objectives by attracting and retaining high-caliber executives tasked with achieving continuous improvement in our operating results and motivating executives to achieve high levels of performance without excessive risk taking. Our Compensation Committee believes our executive officers should be compensated competitively consistent with our strategy, sound corporate governance principles, our particular circumstances and stockholders’ interests.

We urge you to read Compensation Discussion and Analysis and the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Effect of the Proposal

This advisory resolution, commonly referred to as a say-on-pay resolution, is not binding on us, the Board or Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions previously made by the Board or Compensation Committee. Because we highly value the opinions of our Stockholders, however, our Board and Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions.

Required Vote

Proposal 3 requires approval of a majority of the votes cast by Stockholders present in person (by means of remote communication) or represented by proxy voting together as a single class, meaning that the number of votes cast by Stockholders FOR the proposal must exceed the number of votes cast AGAINST the proposal.

Abstentions and broker non-votes will not be treated as votes cast for or against the proposal, and therefore will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

Other Matters

Our Board does not intend to bring any other business before the Annual Meeting and is not aware that anyone else intends to do so. If any other business comes before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote in accordance with their best judgment.

VOTE BY

INTERNET   Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information  up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on May 18, 2020. Have your  proxy card in hand when you access the web site and follow the instructions to obtain your  records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/YRCW2020  The meeting will be a virtual meeting of stockholders, which will be conducted exclusively as  a live webcast. You may attend the meeting via the Internet and vote during the meeting.  Have the information that is printed in the box marked by the arrow available and follow  the instructions.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials,  you can consent to receiving all future proxy statements, proxy cards and annual reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the  instructions above to vote using the Internet and, when prompted, indicate that you agree  to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.  Eastern Time (10:59 P.M. Central Time) on May 18, 2020. Have your proxy card in hand  when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided  or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must  receive your signed and dated proxy card by 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on May 18, 2020 in order to be counted.  10990 ROE AVENUE  OVERLAND PARK, KS 66211  E97821-P35943  YRC WORLDWIDE INC.  The Board of Directors of YRC Worldwide Inc. (the "Company") recommends a vote FOR each of the  director nominees listed below and FOR proposals 2 and  3. All matters are proposed by the Company.  1. Election of five directors for a one-year term to expire at  the 2021 Annual Meeting of Stockholders.  For   Against  Abstain   Nominees:  !  !  !   1a. Matthew A. Doheny  !  !  !   1b. Darren D. Hawkins  !  !  !   1c. James E. Hoffman  !  !  !   1d. Patricia M. Nazemetz  !  !  !   1e. Jamie G. Pierson  Against  Abstain  For   !  !  !  2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.  !  !  !  3. Advisory vote to approve the compensation of our named executive officers.  NOTE: Transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement  of the Annual Meeting.  !  For address changes and/or comments, please check this box and write them  on the back where indicated.  Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor,  administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other  authorized officer. If a partnership, please sign in partnership name by authorized person.   Website available 24 hours a day, 7 days a week  ELECTRONIC DELIVERY  ACT NOW...IT'S FAST & EASY  Just follow these 5 easy steps:  Reduce paper mailed to your home and help lower  YRC Worldwide Inc.'s printing and postage costs!  YRC Worldwide Inc. is pleased to offer the convenience of  viewing Proxy Statements, Annual Reports to Stockholders and  related materials on-line. With your consent, we can stop sending  paper copies of these documents beginning next year and until  you notify us otherwise.  To participate, follow the easy directions on the right. You will receive  notification when the materials are available for review.  .  Log onto the Internet at  www.icsdelivery.com  .  Enter your 16 digit security code appearing on the  reverse side  .  Enter your Social Security or Tax I.D. Number  .  Enter your e-mail address  .  Enter a PIN number of your choice   which will be used for electronic voting  Reminder: Electronic Voting is also available.  You may vote these shares by telephone or over the Internet.  Voting electronically is quick, easy, and also saves the Company money.  Just follow the instructions on your Proxy Card.  Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting  to Be Held on May 19, 2020: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  E97822-P35943  YRC WORLDWIDE INC.  PROXY  ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 2020  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS   The undersigned hereby appoint(s) Darren D. Hawkins and Jamie G. Pierson, and each of them, with full power of substitution, proxies of the undersigned to  vote all shares of Common Stock and Series A Voting Preferred Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which  the undersigned is entitled to vote, at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at www.virtualshareholdermeeting.com/YRCW2020 on May 19, 2020 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of YRC Worldwide Inc. and of the accompanying proxy statement  and revokes any proxy heretofore given with respect to such meeting.   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE  DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.  (Continued and to be marked, dated and signed on the reverse side.)   VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information  up until 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on May 12, 2020. Have your  proxy card in hand when you access the web site and follow the instructions to obtain your  records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials,  you can consent to receiving all future proxy statements, proxy cards and annual reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the  instructions above to vote using the Internet and, when prompted, indicate that you agree  to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.  Eastern Time (10:59 P.M. Central Time) on May 12, 2020. Have your proxy card in hand  when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided  or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must  receive your signed and dated proxy card by 11:59 P.M. Eastern Time (10:59 P.M. Central Time) on May 12, 2020 in order to be counted.  10990 ROE AVENUE  OVERLAND PARK, KS 66211  E97823-P35943  YRC WORLDWIDE INC.  The Board of Directors of YRC Worldwide Inc. (the "Company") recommends a vote FOR each of the  director nominees listed below and FOR proposals 2 and  3. All matters are proposed by the Company.  1. Election of five directors for a one-year term to expire at  the 2021 Annual Meeting of Stockholders.  For   Against  Abstain   Nominees:  !  !  !   1a. Matthew A. Doheny  !  !  !   1b. Darren D. Hawkins  !  !  !   1c. James E. Hoffman  !  !  !   1d. Patricia M. Nazemetz  !  !  !   1e. Jamie G. Pierson  Abstain  Against  For   !  !  !  2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2020.  !  !  !  3. Advisory vote to approve the compensation of our named executive officers.  NOTE: Transact any other business that may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement  of the Annual Meeting.  !  For address changes and/or comments, please check this box and write them  on the back where indicated.  Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor,  administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other  authorized officer. If a partnership, please sign in partnership name by authorized person.   Website available 24 hours a day, 7 days a week  ELECTRONIC DELIVERY  ACT NOW...IT'S FAST & EASY  Just follow these 5 easy steps:  Reduce paper mailed to your home and help lower  YRC Worldwide Inc.'s printing and postage costs!  YRC Worldwide Inc. is pleased to offer the convenience of  viewing Proxy Statements, Annual Reports to Stockholders and  related materials on-line. With your consent, we can stop sending  paper copies of these documents beginning next year and until  you notify us otherwise.  To participate, follow the easy directions on the right. You will receive  notification when the materials are available for review.  .  Log onto the Internet at  www.icsdelivery.com  .  Enter your 16 digit security code appearing on the  reverse side  .  Enter your Social Security or Tax I.D. Number  .  Enter your e-mail address  .  Enter a PIN number of your choice   which will be used for electronic voting  Reminder: Electronic Voting is also available.  You may vote these shares by telephone or over the Internet.  Voting electronically is quick, easy, and also saves the Company money.  Just follow the instructions on your Proxy Card.  Participants in the Teamster-National 401(k) Savings Plan have the right to direct the Board of Trustees of the Teamster-National 401(k)  Savings Plan regarding how to vote the shares of YRC Worldwide Inc. common stock attributable to these individual accounts at the Annual  Meeting of Stockholders to be held May 19, 2020.  Shares attributable to participant accounts will be voted as directed. If a participant's vote is not received by May 12, 2020, shares attributable  to that participant's account will be voted in proportion to directions received from other plan participants. Participant votes are tabulated  confidentially.  Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting  to Be Held on May 19, 2020: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  E97824-P35943  YRC WORLDWIDE INC.  PROXY  ANNUAL MEETING OF STOCKHOLDERS, MAY 19, 2020  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS   The undersigned hereby appoint(s) Darren D. Hawkins and Jamie G. Pierson, and each of them, with full power of substitution, proxies of the undersigned to  vote all shares of Common Stock of YRC Worldwide Inc., standing in the name of the undersigned or with respect to which the undersigned is entitled to vote,  at the Annual Meeting of Stockholders of YRC Worldwide Inc., to be held at www.virtualshareholdermeeting.com/YRCW2020 on May 19, 2020 at 10:00 a.m., Central Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof.   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders of YRC Worldwide Inc. and of the accompanying proxy statement  and revokes any proxy heretofore given.   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE,  THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3, AND ACCORDING TO THE  DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.  (Continued and to be marked, dated and signed on the reverse side.)